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                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

  THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into this 19th day of July, 1996, by and between ATMOS ENERGY CORPORATION, a Texas corporation ("Atmos"), and UNITED CITIES GAS COMPANY, an Illinois and Virginia corporation ("United Cities").

  In consideration of the mutual agreements herein contained, Atmos and United Cities agree to carry out a plan of reorganization providing for a statutory merger under the applicable laws of Texas, Illinois and Virginia whereby:

    A. United Cities will be merged with and into Atmos, with Atmos as the surviving corporation incorporated and existing under the laws of the States of Texas and Virginia;

    B. the shareholders of United Cities, upon exchange of their shares of common stock of United Cities, will receive shares of common stock of Atmos; and

    C. all of the assets, properties, and business of United Cities, together with all of the obligations and liabilities of United Cities, shall thereupon be transferred to and assumed by Atmos;

all subject to the following terms and conditions:

                                   ARTICLE 1

                Representations and Warranties of United Cities

  United Cities hereby represents and warrants to Atmos that the statements set forth in this Article 1 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 1, except as otherwise set forth in the United Cities Disclosure Schedule attached hereto as Exhibit A; provided, that each matter set forth in the United Cities Disclosure Schedule shall be deemed to be an exception only to those representations and warranties that are specifically referenced by Section number in the United Cities Disclosure Schedule in connection with such matter.

  Section 1.1 Organization and Qualification.

  (a) United Cities is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdictions of its incorporation and has all requisite corporate power and authority and possesses all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals, and orders (collectively, "Governmental Authorizations") necessary to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted except where the failure to have any of such Governmental Authorizations would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities, of the United Cities Entities, taken as a whole. United Cities is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions (if any) where the failure to be duly qualified or licensed does not and would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities, of the United Cities Entities, taken as a whole.

  (b) United Cities has not been a subsidiary or division of another corporation or entity at any time during the two-year period prior to the date of this Agreement.

  (c) United Cities has heretofore delivered to Atmos true, correct, and complete copies of United Cities' Articles of Incorporation and Bylaws, including all amendments thereto.

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  Section 1.2 Subsidiaries.

  (a) United Cities does not directly or indirectly own any equity or similar interest in any corporation, partnership, joint venture, or other business association or entity, except as set forth in Section 1.2(b), other than (i) United Cities Energy Corporation, a Delaware corporation that is wholly owned by United Cities, (ii) United Cities Gas Storage Company, a Delaware corporation that is wholly owned by United Cities, (iii) United Cities Propane Gas of Tennessee, Inc., a Tennessee corporation that is wholly owned by United Cities Energy Corporation, and (iv) United Cities Leasing, Inc., a Georgia corporation that is wholly owned by United Cities Energy Corporation (collectively, the "United Cities Subsidiaries"). (United Cities and the United Cities Subsidiaries are referred to collectively in this Agreement as the "United Cities Entities.") United Cities is the sole record and beneficial owner of, and has good and valid title to, all of the outstanding shares of capital stock of United Cities Energy Corporation and United Cities Gas Storage Company, and United Cities Energy Corporation is the sole record and beneficial owner of, and has good and valid title to, all of the outstanding capital stock of United Cities Propane Gas of Tennessee, Inc. and United Cities Leasing, Inc., in each case free and clear of all liens, mortgages, pledges, security interests or other encumbrances. All of the outstanding capital stock of each of the United Cities Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable.

  (b) United Cities Energy Corporation owns a 45% equity interest in Woodward Marketing, L.L.C., free and clear of all liens, mortgages, pledges, security interests and other encumbrances. The equity ownership interest held by United Cities Energy Corporation in Woodward Marketing, L.L.C. has been duly authorized and validly issued, is fully paid and nonassessable.

  (c) Each of the United Cities Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and possesses all Governmental Authorizations necessary to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted except where the failure to have any of such Governmental Authorizations would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities, of the United Cities Entities, taken as a whole. Each of the United Cities Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions (if any) where the failure to be duly qualified or licensed does not and would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities of the United Cities Entities, taken as a whole.

  (d) Woodward Marketing, L.L.C. is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted and is duly qualified as foreign limited liability company in the State of Texas.

  (e) United Cities has heretofore delivered to Atmos true, correct and complete copies of the Articles of Incorporation and Bylaws, including all amendments thereto, of the United Cities Subsidiaries, and of the charter documents and Limited Liability Company Agreement of Woodward Marketing, L.L.C.

  Section 1.3 Capitalization. The entire authorized capital stock of United Cities consists of 40,000,000 shares of common stock, no par value ("United Cities Stock"), and 200,000 shares of preferred stock, no par value ("Preferred Stock"). As of June 30, 1996, (a) 13,102,913 shares of United Cities Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid, and nonassessable and free of preemptive rights,
(b) no shares of Preferred Stock were issued and outstanding, and (c) no shares of United Cities Stock or Preferred Stock were held in the treasury of United Cities. Except as set forth on the United Cities SEC Reports, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock of the United Cities Entities or obligating the

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United Cities Entities to issue or sell any shares of capital stock of, or any securities convertible into or evidencing the right to purchase any shares of capital stock of or other equity interests in, the United Cities Entities. There are no obligations, contingent or otherwise, of the United Cities Entities to repurchase, redeem, or otherwise acquire any shares of capital stock or other equity interests in any of the United Cities Entities.

  Section 1.4 Authority Relative to this Agreement. United Cities has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to the approval of United Cities shareholders as contemplated in this Agreement and the terms and conditions of this Agreement. The execution and delivery of this Agreement by United Cities and the consummation by United Cities of the transactions contemplated hereby have been duly and validly authorized by United Cities' Board of Directors and, except for the approval of the shareholders of United Cities, no other corporate proceedings on the part of United Cities are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by United Cities and constitutes the legal, valid, and binding obligation of United Cities and is enforceable against United Cities in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other laws generally affecting creditors' rights.

  Section 1.5 No Conflict; Required Filings and Consents. The execution, delivery, and performance of this Agreement by United Cities and the consummation by United Cities of the transactions contemplated hereby in accordance with the terms and conditions hereof, including the Merger, do not and will not:

    (a) conflict with the Articles of Incorporation or Bylaws of the United Cities Entities or the Certificate of Formation or Limited Liability Company Agreement of Woodward Marketing, L.L.C.;

    (b) conflict with or violate any law, rule, regulation, order, judgment, or decree applicable to any of the United Cities Entities or by which any of them or any of their respective properties is bound or affected;

    (c) except for those consents and waivers required to be obtained pursuant to Section 3.5, require from any person other than a governmental or regulatory authority any consent, approval, or notice under, or violate, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of any of the United Cities Entities pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which any of the United Cities Entities is a party or by which any of the United Cities Entities or any of their respective properties is bound or affected; or

    (d) require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority except
  (i) the applicable requirements of federal and state securities laws, (ii) the filing requirements under the Hart-Scott-Rodino Act, (iii) the filing and recordation of appropriate merger or other documents as required by the Texas Business Corporation Act, the Illinois Business Corporation Act, and the Virginia Stock Corporation Act, (iv) approvals of the applicable state public utility commissions in the states in which United Cities or Atmos is doing business, and (v) approval of the Federal Energy Regulatory Commission.

  Section 1.6 Compliance. None of the United Cities Entities is in breach, default, or violation of, and no event has occurred or is occurring that with notice or lapse of time or both would become a breach, default, or violation of, (a) any of the United Cities Entities' Articles of Incorporation or Bylaws or the Certificate of Formation or Limited Liability Company Agreement of Woodward Marketing, L.L.C., (b) any law, rule, regulation, order, judgment, or decree applicable to any of the United Cities Entities or by which any of them or any of their respective properties is bound or affected, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which any of the United Cities Entities is a party or by which any of them or any of their respective properties is bound or affected, nor have any of them received and not finally resolved any complaint, citation, or notice of a breach, default, or violation of any of the foregoing nor are any threatened.

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  Section 1.7 Environmental Matters.

  (a) No Hazardous Materials are now located in, on, at, upon, or under the Subject Property currently owned or operated by any of the United Cities Entities or have migrated or emanated, or threaten to migrate or emanate, to adjacent property in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the United Cities Entities will be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency; and no Hazardous Materials have been located in, on, at, upon, or under the Subject Property, or migrated or emanated from the Subject Property at any time prior to or during the Use of the Subject Property by any of the United Cities Entities in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the United Cities Entities will be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency.

  (b) No Hazardous Materials have been generated, stored, transported, disposed of on-site, or sent off-site from, in, on, at, or upon the Subject Property at any time during the Use of the Subject Property by any of the United Cities Entities (or prior to the Use of the Subject Property by any of the United Cities Entities) in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the United Cities Entities will be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency.

  (c) There are no off-site locations where Hazardous Materials generated or transported from the Subject Property have been stored, treated, recycled, or disposed of by any of the United Cities Entities or their agents, employees, or representatives in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the United Cities Entities will be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency.

  (d) Each of the United Cities Entities has all permits, licenses, or authorizations from any Environmental Agency that it is required to have by any Environmental Requirement in order to operate any aspect of the Subject Property currently operated by it or the business currently conducted at the Subject Property; the Use of the Subject Property currently Used by each of the United Cities Entities, including but not limited to any and all Environmental Activity, and all Environmental Conditions, is and has been in compliance with all Environmental Requirements during the Use of the Subject Property by each of the United Cities Entities and at all times prior to its Use by each of the United Cities Entities.

  (e) No Environmental Costs have been suffered by any of the United Cities Entities or by any third party prior to or during the Use of the Subject Property by any of the United Cities Entities, and United Cities is not aware of, and has not received notice of, any past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans that may result in Environmental Costs or that may give rise to any common law or legal liability based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial toxic or hazardous substance or waste or Hazardous Materials.

  (f) None of the United Cities Entities has Used, in the past, any facilities that could reasonably be expected to subject any of the United Cities Entities to Environmental Costs.

  (g) All of the manufactured gas plants now or formerly Used by any of the United Cities Entities and all locations where waste from these plants was disposed of are set forth in the United Cities SEC Reports.

  (h) All of the underground storage tanks located on the Subject Property are set forth in the United Cities SEC Reports.

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  Section 1.8 Contracts. United Cities has made available to Atmos all material contracts, loan agreements, indentures, commitments, and other agreements or documents to which any of the United Cities Entities is a party or by which any of the United Cities Entities or any of their respective properties is bound or affected. All such contracts and instruments are in full force and effect and no party thereto is in default thereunder and no default is threatened thereunder.

 Section 1.9 SEC Filings; Financial Statements; Absence of Undisclosed Liabilities.

  (a) United Cities has filed all forms, reports, and documents required to be filed with the SEC since January 1, 1993, and has heretofore delivered or made available to Atmos, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 through 1995, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 1996, (iii) all proxy statements relating to United Cities' meetings of shareholders (whether annual or special) held since January 1, 1993, (iv) all Forms 8-K filed by United Cities with the SEC since January 1, 1993, (v) all other reports or registration statements filed by United Cities with the SEC since January 1, 1993, and (vi) all amendments and supplements to all such reports, registration statements and proxy statements filed by United Cities with the SEC since January 1, 1993 (collectively, the "United Cities SEC Reports"). As of their respective dates, the United Cities SEC Reports were prepared in substantial compliance with the requirements of the Securities Act or the Exchange Act, as the case may be, and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the United Cities Entities other than United Cities is subject to the reporting requirements of the Exchange Act.

  (b) United Cities has heretofore delivered or made available to Atmos its audited consolidated financial statements for its fiscal years ended December 31, 1993 through 1995 and its unaudited consolidated financial statements for the period ended March 31, 1996. All such financial statements of United Cities that have been delivered or made available to Atmos have been prepared in accordance with generally accepted accounting principles applied (except as otherwise noted therein) on a consistent basis throughout the periods covered thereby (subject, in the case of any such financial statements that are unaudited, to year-end adjustments in such amount and of such type as are or will be consistent with adjustments made in prior fiscal years). The consolidated financial statements (together with the related notes thereto) fairly present in all material respects the consolidated financial condition and consolidated results of operation of United Cities as of and for the respective dates indicated.

  (c) None of the United Cities Entities has any liabilities or obligations (whether accrued, absolute, contingent, known or unknown, or otherwise) that
(i) are not accrued or reserved against in the consolidated balance sheet of United Cities as at March 31, 1996 or reflected in the notes thereto in accordance with generally accepted accounting principles consistently applied or (ii) were incurred after the date of such balance sheet outside of the ordinary course of business of any of the United Cities Entities.

  Section 1.10 Books and Records. United Cities has made available to Atmos, and will continue to make available to Atmos, all of the United Cities Entities' books, records, and certificates. All of such books, records, and certificates are true, complete, and correct.

  Section 1.11 Conduct of Business in Ordinary Course; Absence of Certain Changes or Events. Since March 31, 1996, each of the United Cities Entities has conducted its business only in the ordinary course; and, since such date, there has not been any adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of any of the United Cities Entities, taken as a whole, or any condition, event, or development that will result in an adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of the United Cities Entities, taken as a whole.

  Section 1.12 Litigation. There are no material claims, actions, suits, investigations, or proceedings pending or threatened against or affecting any of the United Cities Entities or any of their respective properties

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or rights at law or in equity before or by any court, arbitrator, or administrative, governmental, or regulatory authority or body. None of the United Cities Entities nor any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination, or award.

  Section 1.13 Title to, and Condition of, Assets. Each of the United Cities Entities has good and marketable title to, or a valid leasehold interest in, all of its assets and properties, real and personal, including the properties, assets, and leasehold interests reflected in the United Cities balance sheet dated March 31, 1996 referred to in Section 1.9 of this Agreement (except for any properties or assets disposed of in the ordinary course of business since the date of such balance sheet), necessary or appropriate for the operation of its business, free and clear of all liens, mortgages, pledges, security interests, or other encumbrances (except for matters set forth in the notes to such balance sheet and the notes to the December 31, 1995 balance sheet). All of the United Cities Entities' properties and assets are in good condition and repair (ordinary wear and tear excepted) and are adequate and sufficient for the conduct of the United Cities Entities' businesses.

  Section 1.14 Intellectual Property. The United Cities Entities own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and none of the United Cities Entities has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of the United Cities Entities, taken as a whole.

  Section 1.15 Taxes. All Tax Returns of or relating to any Taxes that are required to be filed with respect to United Cities and the United Cities Subsidiaries or any of their income, properties, or operations have been duly filed on a timely basis and were true, complete, and correct. All Taxes attributable to United Cities and the United Cities Subsidiaries or any of their income, properties, or operations that are or were due and payable have been timely paid, and United Cities and the United Cities Subsidiaries have no liability for any Taxes other than with respect to their current taxable year for which adequate provisions have been made and are reflected in United Cities' consolidated financial statements in accordance with generally accepted accounting principles.

  Section 1.16 Employee Benefit Plans.

  (a) United Cities has previously delivered or made available to Atmos true, correct and complete copies of (i) each Plan that is a "multiemployer plan," as defined in ERISA Section 4001, (ii) each other employee benefit plan as defined in Section 3(3) of ERISA with respect to which a United Cities Entity or any Group Member is a "Party in Interest," as defined in Section 3(14) of ERISA, and (iii) each other Employee Benefit Arrangement.

  (b) Each United Cities Entity, each Group Member, and each Plan is now, and has been from its inception, in compliance with the provisions of ERISA and the Code insofar as ERISA and the Code are applicable to such Plans. Each Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the IRS and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination. All required reports and descriptions of each Plan have been timely filed and distributed as required by ERISA.

  (c) There has not occurred with respect to any Plan any non-exempt "Prohibited Transaction," as defined in either Section 406 of ERISA or Section 4975 of the Code.

  (d) There has not occurred with respect to any Plan any "Reportable Event," as defined in Section 4043 of ERISA. No Plan has applied for or obtained a waiver from the IRS of any minimum funding requirement under Section 412 of the Code.

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  (e) (i) No Plan has been terminated, and no withdrawal from any
"multiemployer plan," as defined in Section 4001 of ERISA, has occurred since the inception of any Plan under circumstances that have given rise to, or would give rise to, any actual or potential liability to the PBGC or any other person (excluding liabilities to participants (other than any liability for unpaid benefits) for benefits payable in the normal course of events pursuant to any such termination or withdrawal), (ii) no event or condition exists which presents a risk of termination of any Plan by the PBGC, and (iii) there is no actual or potential liability to the PBGC or any other person expected by the United Cities Entities or any Group Member to be incurred with respect to any Plan, including, but not limited to, any liability for premium payments, for any accumulated funding deficiency as defined in Section 302 of ERISA or for any minimum funding contribution under Section 302 of ERISA.

  (f) The current value (as defined in Section 4062(b)(1)(A) of ERISA) of all accrued benefits (as defined in Section 3 of ERISA) under each Plan which is a plan subject to the provisions of Title IV of ERISA does not, as of January 1, 1996, exceed the current value of the assets of such Plan allocable to such accrued benefits, by an amount which is more than $1,500,000.

  (g) No lien imposed under Section 412(n) of the Code exists in favor of any Plan upon any property belonging to a Group Member.

  (h) United Cities has previously delivered or made available to Atmos true, correct and complete copies of the annual reports and actuarial reports for the preceding two plan years (1993 and 1994) filed with respect to each such Plan and Employee Benefit Arrangement, summary plan descriptions and other communications to employees relating to each such Plan and Employee Benefit Arrangement, any related trust or third-party funding vehicle documents and related financial statements, and all letters from the IRS, if any, confirming the tax-exempt status or qualification under Section 401(a) of the Code of any Plan. There are no Plans or Employee Benefit Arrangements other than those previously delivered and made available to Atmos.

  (i) Neither (i) the United Cities Entities, or any director, officer, employee, or agent of a United Cities Entity, has, with respect to any Plan, nor (ii) any Plan or trust created thereunder or trustee or administrator thereof has, engaged in any conduct that would result in any penalties under
Section 502(i) of ERISA or any liability under Section 409 of ERISA for breach of fiduciary duty. No civil or criminal action or claim (other than uncontested claims for benefits) is pending or threatened with respect to any Plan.

  (j) None of the United Cities Entities, any Group Member, or any director, officer, or employee of any of the foregoing have taken any elective action that would commit a United Cities Entity to continue any Plan or Employee Benefit Arrangement or any benefit thereunder for any present or former employee of a United Cities Entity or that would prevent such United Cities Entity from changing or terminating any such benefit or plan; provided, that this representation shall not be construed to apply with respect to any express provision of a document which provides for such effect without further action or election by such persons.

  (k) No United Cities Entity now has in effect, or previously had in effect, any welfare benefit plan, commitment, understanding, or arrangement providing for medical or death benefits (whether insured or uninsured) with respect to current or former employees beyond their date of retirement or other termination of service (other than coverage mandated by Section 4980B of the Code and Section 601 of ERISA, the cost of which is fully paid by the former employee or his or her dependents).

  (l) For purposes of this Section 1.16, the terms "Employee Benefit Arrangement," "Group Member," and "Plan" shall be interpreted to exclude all reference to Atmos Entities under Section 8.1(l), (v) and (hh) hereof.

  Section 1.17 Labor Matters. United Cities has previously delivered or made available to Atmos true, correct and complete copies of all labor contracts and collective bargaining agreements. Except as set forth in the United Cities SEC Reports, there are no employee activities or controversies (including, but not limited to, any labor organizing activities, election petitions or proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages) pending or, to United Cities' knowledge, threatened, between any of the United Cities Entities and any of their employees.

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  Section 1.18 Disclosure; Information in the Proxy Statement/Prospectus. No
representation or warranty by United Cities in this Agreement and no statement contained in any certificate furnished or to be furnished by United Cities to Atmos pursuant to the provisions of this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it is made, in order to make the statements herein or therein not misleading. Any written information supplied by United Cities specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus and which is included or incorporated by reference therein shall not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is filed with the SEC, at the time of the Atmos Shareholders Meeting, at the time of the United Cities Shareholders Meeting, and at the time the Proxy Statement/Prospectus becomes effective with the SEC as a registration statement, be false or misleading with respect to any material fact, omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Atmos Shareholders Meeting or the United Cities Shareholders Meeting that has become materially false or misleading. If at any time prior to the Effective Time any event relating to any of the United Cities Entities or any of their respective directors or officers should be discovered by United Cities which should be set forth in a supplement to the Proxy Statement/Prospectus, United Cities shall promptly inform Atmos in writing. Notwithstanding the foregoing, United Cities makes no representation or warranty with respect to any information to be contained in the Proxy Statement/Prospectus other than information provided in writing by United Cities specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

  Section 1.19 Insurance. United Cities has not failed to give any notice or present any claim under any insurance policies or binders maintained by any of the United Cities Entities with respect to their properties and business in due and timely fashion. None of the United Cities Entities has received notice of cancellation or nonrenewal of any such policy or binder.

  Section 1.20 Broker's Fees. No broker, finder, or investment banker (other than PaineWebber Incorporated) is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the United Cities Entities.

  Section 1.21 No United Cities Investment in Atmos Stock. None of the United Cities Entities has acquired or is the beneficial owner of any Atmos Stock.

  Section 1.22 Board Recommendation. The Board of Directors of United Cities has, by resolutions duly adopted by the requisite vote of directors present at a meeting of such Board duly called and held on July 19, 1996, determined that the Merger in accordance with the terms of this Agreement and the Plan of Merger is fair and in the best interests of its shareholders and has recommended that the shareholders of United Cities approve the Merger and Plan of Merger, and ratify this Agreement.

  Section 1.23 PUHCA. Neither United Cities nor any other of the United Cities Entities is required to register under PUHCA, or the rules and regulations thereunder.

  Section 1.24 Regulation as a Utility. United Cities is a regulated public utility in the States of Tennessee, Illinois, Missouri, Georgia, South Carolina, Virginia, Iowa, and Kansas and in no other state. Neither United Cities nor any United Cities Entity is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country, other than the Federal Energy Regulatory Commission.

  Section 1.25 Vote Required. The approval of the Merger by holders of a majority of the shares of outstanding United Cities Stock is the only vote of the holders of any class or series of the capital stock of United Cities required to approve this Agreement, the Plan of Merger, the Merger, and the other transactions contemplated hereby.

  Section 1.26 Opinion of Financial Advisor. United Cities has received the opinion of PaineWebber Incorporated, dated the date hereof, to the effect that, as of the date hereof, the exchange ratio set forth in the Plan of Merger is fair from a financial point of view to the holders of United Cities Stock.

                                   ARTICLE 2

                    Representations and Warranties of Atmos

  Atmos hereby represents and warrants to United Cities that the statements set forth in this Article 2 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 2, except as otherwise set forth in the Atmos Disclosure Schedule attached hereto as Exhibit B; provided, that each matter set forth in the Atmos Disclosure Schedule shall be deemed to be an exception only to those representations and warranties that are specifically referenced by Section number in the Atmos Disclosure Schedule in connection with such matter.

  Section 2.1 Organization and Qualification.

  (a) Atmos is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdictions of its incorporation and has all requisite corporate power and authority and possesses all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals, and orders (collectively, "Governmental Authorizations") necessary to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted except where the failure to have any of such Governmental Authorizations would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Atmos Entities, taken as a whole. Atmos is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions (if any) where the failure to be duly qualified or licensed does not and would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Atmos Entities, taken as a whole.

  (b) Atmos has not been a subsidiary or division of another corporation or entity at any time during the two-year period prior to the date of this Agreement.

  (c) Atmos has heretofore delivered to United Cities true, correct, and complete copies of Atmos' Articles of Incorporation and Bylaws, including all amendments thereto.

  Section 2.2 Subsidiaries.

  (a) Atmos does not directly or indirectly own any equity or similar interest in any corporation, partnership, joint venture, or other business association or entity other than (i) Atmos Energy Services, a Delaware corporation that is wholly owned by Atmos, (ii) EGASCO, Inc., a Texas corporation that is wholly owned by Atmos, (iii) EnerMart, Inc., a Delaware corporation that is wholly owned by Atmos, (iv) EnerMart Trust, a Pennsylvania business trust that is wholly owned by EnerMart, Inc., (v) Trans Louisiana Industrial Gas Company, Inc., a Louisiana corporation that is wholly owned by Atmos, and (vi) Western Kentucky Gas Resources Company, a Delaware corporation that is wholly owned by Atmos (collectively, the "Atmos Subsidiaries"). (Atmos and the Atmos Subsidiaries are referred to collectively in this Agreement as the "Atmos Entities.") Atmos is the sole record and beneficial owner of, and has good and valid title to, all of the outstanding shares of capital stock of the Atmos Subsidiaries other than EnerMart Trust, and EnerMart, Inc. is the sole record and beneficial owner of, and has good and valid title to, all of the outstanding equity ownership interests in EnerMart Trust, in each case free and clear of all liens, mortgages, pledges, security interests or other encumbrances. All of the outstanding capital stock of each of the Atmos Subsidiaries that is a corporation, and, in the case of EnerMart Trust, the equity ownership interest held by EnerMart, Inc., has been duly authorized and validly issued, is fully paid and nonassessable.

  (b) Each of the Atmos Subsidiaries (other than EnerMart Trust) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and possesses all Governmental Authorizations necessary to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted except where the failure to have any of such Governmental Authorizations would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Atmos Entities, taken as a whole. Each of the Atmos Subsidiaries (other than EnerMart Trust) is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions (if any) where the failure to be duly qualified or licensed does not and would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Atmos Entities, taken as a whole.

  (c) EnerMart Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has all requisite business trust power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted.

  (d) Atmos has heretofore delivered to United Cities true, correct and complete copies of the Articles of Incorporation and Bylaws, including all amendments thereto, of the Atmos Subsidiaries, and the organizational documents of EnerMart Trust.

  Section 2.3 Capitalization. The entire authorized capital stock of Atmos consists of 75,000,000 shares of common stock, no par value ("Atmos Stock"). As of June 30, 1996, (a) 15,982,304 shares of Atmos Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid, and nonassessable and free of preemptive rights, and (b) no shares of Atmos Stock were held in the treasury of Atmos. There are no options, warrants, or other rights, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock of the Atmos Entities or obligating the Atmos Entities to issue or sell any shares of capital stock of, or any securities convertible into or evidencing the right to purchase any shares of capital stock of or other equity interests in, the Atmos Entities. There are no obligations, contingent or otherwise, of the Atmos Entities to repurchase, redeem, or otherwise acquire any shares of capital stock or other equity interests in any of the Atmos Entities.

  Section 2.4 Authority Relative to this Agreement. Atmos has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to the approval of Atmos shareholders as contemplated in this Agreement and the terms and conditions of this Agreement. The execution and delivery of this Agreement by Atmos and the consummation by Atmos of the transactions contemplated hereby have been duly and validly authorized by Atmos' Board of Directors and, except for the approval of the shareholders of Atmos, no other corporate proceedings on the part of Atmos are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Atmos and constitutes the legal, valid, and binding obligation of Atmos and is enforceable against Atmos in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other laws generally affecting creditors' rights.

  Section 2.5 No Conflict; Required Filings and Consents. The execution, delivery, and performance of this Agreement by Atmos and the consummation by Atmos of the transactions contemplated hereby in accordance with the terms and conditions hereof, including the Merger, do not and will not:

  (a) conflict with the Articles of Incorporation or Bylaws of the Atmos Entities or, in the case of EnerMart Trust, its organizational documents;

  (b) conflict with or violate any law, rule, regulation, order, judgment, or decree applicable to any of the Atmos Entities or by which any of them or any of their respective properties is bound or affected;

  (c) except for those consents and waivers required to be obtained pursuant to Section 4.6, require from any person other than a governmental or regulatory authority any consent, approval, or notice under, or violate, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of any of the Atmos Entities pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which any of the Atmos Entities is a party or by which any of the Atmos Entities or any of their respective properties is bound or affected; or

  (d) require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority except (i) the applicable requirements of federal and state securities laws, (ii) the filing requirements under the Hart-Scott-Rodino Act, (iii) the filing and recordation of appropriate merger or other documents as required by the Texas Business Corporation Act, the Illinois Business Corporation Act, and the Virginia Stock Corporation Act, (iv) approvals of the applicable state public utility commissions in the states in which Atmos or United Cities is doing business, and (v) approval of the Federal Energy Regulatory Commission.

  Section 2.6 Compliance. None of the Atmos Entities is in breach, default, or violation of, and no event has occurred or is occurring that with notice or lapse of time or both would become a breach, default, or violation of, (a) any of the Atmos Entities' Articles of Incorporation or Bylaws, or, in the case of EnerMart Trust, its organizational documents, (b) any law, rule, regulation, order, judgment, or decree applicable to any of the Atmos Entities or by which any of them or any of their respective properties is bound or affected, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which any of the Atmos Entities is a party or by which any of them or any of their respective properties is bound or affected, nor have any of them received and not finally resolved any complaint, citation, or notice of a breach, default, or violation of any of the foregoing nor are any threatened.

  Section 2.7 Environmental Matters.

  (a) No Hazardous Materials are now located in, on, at, upon, or under the Subject Property currently owned or operated by any of the Atmos Entities or have migrated or emanated, or threaten to migrate or emanate, to adjacent property in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the Atmos Entities will be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency; and no Hazardous Materials have been located in, on, at, upon, or under the Subject Property, or migrated or emanated from the Subject Property at any time prior to or during the Use of the Subject Property by any of the Atmos Entities in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the Atmos Entities will be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency.

  (b) No Hazardous Materials have been generated, stored, transported, disposed of on-site, or sent off-site from, in, on, at, or upon the Subject Property at any time during the Use of the Subject Property by any of the Atmos Entities (or prior to the Use of the Subject Property by any of the Atmos Entities) in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the Atmos Entities will be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency.

  (c) There are no off-site locations where Hazardous Materials generated or transported from the Subject Property have been stored, treated, recycled, or disposed of by any of the Atmos Entities or their agents, employees, or representatives in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the Atmos Entities will be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency.

  (d) Each of the Atmos Entities has all permits, licenses, or authorizations from any Environmental Agency that it is required to have by any Environmental Requirement in order to operate any aspect of the Subject Property currently operated by it or the business currently conducted at the Subject Property; the Use of the Subject Property currently Used by each of the Atmos Entities, including but not limited to any and all Environmental Activity, and all Environmental Conditions, is and has been in compliance with all Environmental Requirements during the Use of the Subject Property by each of the Atmos Entities and at all times prior to its Use by each of the Atmos Entities.

  (e) No Environmental Costs have been suffered by any of the Atmos Entities or by any third party prior to or during the Use of the Subject Property by any of the Atmos Entities, and Atmos is not aware of, and has not received notice of, any past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans that may result in Environmental Costs or that may give rise to any common law or legal liability based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial toxic or hazardous substance or waste or Hazardous Materials.

  (f) None of the Atmos Entities has Used, in the past, any facilities that could reasonably be expected to subject any of the Atmos Entities to Environmental Costs.

  (g) All of the manufactured gas plants now or formerly Used by any of the Atmos Entities and all locations where waste from these plants was disposed of are set forth in the Atmos SEC Reports.

  (h) All of the underground storage tanks located on the Subject Property are set forth in the Atmos SEC Reports.

  Section 2.8 Contracts. Atmos has made available to United Cities all material contracts, loan agreements, indentures, commitments, and other agreements or documents to which any of the Atmos Entities is a party or by which any of the Atmos Entities or any of their respective properties is bound or affected. All such contracts and instruments are in full force and effect and no party thereto is in default thereunder and no default is threatened thereunder.

  Section 2.9 SEC Filings; Financial Statements; Absence of Undisclosed Liabilities.

  (a) Atmos has filed all forms, reports, and documents required to be filed with the SEC since January 1, 1993, and has heretofore delivered or made available to Atmos, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended September 30, 1993 through 1995, (ii) its Quarterly Report on Form 10-Q for the periods ended December 31, 1995 and March 31, 1996, (iii) all proxy statements relating to Atmos' meetings of shareholders (whether annual or special) held since January 1, 1993, (iv) all Forms 8-K filed by Atmos with the SEC since January 1, 1993, (v) all other reports or registration statements filed by Atmos with the SEC since January 1, 1993, and (vi) all amendments and supplements to all such reports, registration statements and proxy statements filed by Atmos with the SEC since January 1, 1993 (collectively, the "Atmos SEC Reports"). As of their respective dates, the Atmos SEC Reports were prepared in substantial compliance with the requirements of the Securities Act or the Exchange Act, as the case may be, and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Atmos Entities other than Atmos is subject to the reporting requirements of the Exchange Act.

  (b) Atmos has heretofore delivered or made available to United Cities its audited consolidated financial statements for its fiscal years ended September 30, 1993 through 1995 and its unaudited consolidated financial statements for the periods ended December 31, 1995 and March 31, 1996. All such financial statements of Atmos that have been delivered or made available to United Cities have been prepared in accordance with generally accepted accounting principles applied (except as otherwise noted therein) on a consistent basis throughout the periods covered thereby (subject, in the case of any such financial statements that are unaudited, to year-end adjustments in such amount and of such type as are or will be consistent with adjustments made in prior fiscal years). The consolidated financial statements (together with the related notes thereto) fairly present in all material respects the consolidated financial condition and consolidated results of operation of Atmos as of and for the respective dates indicated.

  (c) None of the Atmos Entities has any liabilities or obligations (whether accrued, absolute, contingent, known or unknown, or otherwise) that (i) are not accrued or reserved against in the consolidated balance sheet of Atmos as at March 31, 1996 or reflected in the notes thereto in accordance with generally accepted accounting principles consistently applied or (ii) were incurred after the date of such balance sheet outside of the ordinary course of business of any of the Atmos Entities.

  Section 2.10 Books and Records. Atmos has made available to United Cities, and will continue to make available to United Cities, all of the Atmos Entities' books, records, and certificates. All of such books, records, and certificates are true, complete, and correct.

  Section 2.11 Conduct of Business in Ordinary Course; Absence of Certain Changes or Events. Since March 31, 1996, each of the Atmos Entities has conducted its business only in the ordinary course; and, since such date, there has not been any adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Atmos Entities, taken as a whole, or any condition, event, or development that will result in an adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Atmos Entities, taken as a whole.

  Section 2.12 Litigation. There are no material claims, actions, suits, investigations, or proceedings pending or threatened against or affecting any of the Atmos Entities or any of their respective properties or rights at law or in equity before or by any court, arbitrator, or administrative, governmental, or regulatory authority or body. None of the Atmos Entities nor any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination, or award.

  Section 2.13 Title to, and Condition of, Assets. Each of the Atmos Entities has good and marketable title to, or a valid leasehold interest in, all of its assets and properties, real and personal, including the properties, assets, and leasehold interests reflected in the Atmos balance sheet dated March 31, 1996 referred to in Section 2.9 of this Agreement (except for any properties or assets disposed of in the ordinary course of business since the date of such balance sheet), necessary or appropriate for the operation of its business, free and clear of all liens, mortgages, pledges, security interests, or other encumbrances (except for matters set forth in the notes to such balance sheet and the notes to the December 31, 1995 balance sheet). All of the Atmos Entities' properties and assets are in good condition and repair (ordinary wear and tear excepted) and are adequate and sufficient for the conduct of the Atmos Entities' businesses.

  Section 2.14 Intellectual Property. The Atmos Entities own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and none of the Atmos Entities has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities, of the Atmos Entities, taken as a whole.

  Section 2.15 Taxes. All Tax Returns of or relating to any Taxes that are required to be filed with respect to Atmos and the Atmos Subsidiaries or any of their income, properties, or operations have been duly filed on a timely basis and were true, complete, and correct. All Taxes attributable to Atmos and the Atmos Subsidiaries or any of their income, properties, or operations that are or were due and payable have been timely paid, and Atmos and the Atmos Subsidiaries have no liability for any Taxes other than with respect to their current taxable year for which adequate provisions have been made and are reflected in Atmos' consolidated financial statements in accordance with generally accepted accounting principles.

  Section 2.16 Employee Benefit Plans.

  (a) Atmos has previously delivered or made available to United Cities true, correct and complete copies of (i) each Plan that is a "multiemployer plan," as defined in ERISA Section 4001, (ii) each other employee benefit plan as defined in Section 3(3) of ERISA with respect to which an Atmos Entity or any Group Member is a "Party in Interest," as defined in Section 3(14) of ERISA, and (iii) each other Employee Benefit Arrangement.

  (b) Each Atmos Entity, each Group Member, and each Plan is now, and has been from its inception, in compliance with the provisions of ERISA and the Code insofar as ERISA and the Code are applicable to such Plans. Each Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the IRS and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination. All required reports and descriptions of each Plan have been timely filed and distributed as required by ERISA.

  (c) There has not occurred with respect to any Plan any non-exempt "Prohibited Transaction," as defined in either Section 406 of ERISA or Section 4975 of the Code.

  (d) There has not occurred with respect to any Plan any "Reportable Event," as defined in Section 4043 of ERISA. No Plan has applied for or obtained a waiver from the IRS of any minimum funding requirement under Section 412 of the Code.

  (e) (i) No Plan has been terminated, and no withdrawal from any "multiemployer plan," as defined in Section 4001 of ERISA, has occurred since the inception of any Plan under circumstances that have given rise to, or would give rise to, any actual or potential liability to the PBGC or any other person (excluding liabilities to participants (other than any liability for unpaid benefits) for benefits payable in the normal course of events pursuant to any such termination or withdrawal), (ii) no event or condition exists which presents a risk of termination of any Plan by the PBGC, and (iii) there is no actual or potential liability to the PBGC or any other person expected by the Atmos Entities or any Group Member to be incurred with respect to any Plan, including, but not limited to, any liability for premium payments, for any accumulated funding deficiency as defined in Section 302 of ERISA or for any minimum funding contribution under Section 302 of ERISA.

  (f) The current value (as defined in Section 4062(b)(1)(A) of ERISA) of all accrued benefits (as defined in Section 3 of ERISA) under each Plan which is a plan subject to the provisions of Title IV of ERISA does not, as of the date of the most recent actuarial report for such Plan exceed the current value of the assets of such Plan allocable to such accrued benefits, except with respect to the Greeley Gas Company Employees' Pension Plan.

  (g) No lien imposed under Section 412(n) of the Code exists in favor of any Plan upon any property belonging to a Group Member.

  (h) Atmos has previously delivered or made available to United Cities true, correct and complete copies of the annual reports and actuarial reports for the preceding two plan years (1993 and 1994) filed with respect to each such Plan and Employee Benefit Arrangement, summary plan descriptions and other communications to employees relating to each such Plan and Employee Benefit Arrangement, any related trust or third-party funding vehicle documents and related financial statements, and all letters from the IRS, if any, confirming the tax-exempt status or qualification under Section 401(a) of the Code of any Plan. There are no Plans or Employee Benefit Arrangements other than those previously delivered and made available to United Cities.

  (i) Neither (i) the Atmos Entities, or any director, officer, employee, or agent of an Atmos Entity, has, with respect to any Plan, nor (ii) any Plan or trust created thereunder or trustee or administrator thereof has, engaged in any conduct that would result in any penalties under Section 502(i) of ERISA or any liability under Section 409 of ERISA for breach of fiduciary duty. No civil or criminal action or claim (other than uncontested claims for benefits) is pending or threatened with respect to any Plan.

  (j) None of the Atmos Entities, any Group Member, or any director, officer, or employee of any of the foregoing have taken any elective action that would commit an Atmos Entity to continue any Plan or Employee Benefit Arrangement or any benefit thereunder for any present or former employee of an Atmos Entity or that would prevent such Atmos Entity from changing or terminating any such benefit or plan; provided, that this representation shall not be construed to apply with respect to any express provision of a document which provides for such effect without further action or election by such persons.

  (k) No Atmos Entity now has in effect, or previously had in effect, any welfare benefit plan, commitment, understanding, or arrangement providing for medical or death benefits (whether insured or uninsured) with respect to current or former employees beyond their date of retirement or other termination of service (other than coverage mandated by Section 4980B of the Code and Section 601 of ERISA, the cost of which is fully paid by the former employee or his or her dependents), except as otherwise provided under the Atmos Energy Corporation Retiree Medical Plan.

  (l) For purposes of this Section 2.16, the terms "Employee Benefit Arrangement," "Group Member" and "Plan" shall be interpreted to exclude all reference to United Cities Entities under Section 8.1(l), (v) and (hh) hereof.

  Section 2.17 Labor Matters. Atmos has no labor contracts or collective bargaining agreements. There are no employee activities or controversies (including, but not limited to, any labor organizing activities, election petitions or proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages) pending or, to Atmos' knowledge, threatened, between any of the Atmos Entities and any of their employees.

  Section 2.18 Disclosure; Information in the Proxy Statement/Prospectus. No representation or warranty by Atmos in this Agreement and no statement contained in any certificate furnished or to be furnished by Atmos to United Cities pursuant to the provisions of this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it is made, in order to make the statements herein or therein not misleading. Any written information supplied by Atmos specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus and which is included or incorporated by reference therein shall not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is filed with the SEC, at the time of the Atmos Shareholders Meeting, at the time of the United Cities Shareholders Meeting, and at the time the Proxy Statement/Prospectus becomes effective with the SEC as a registration statement, be false or misleading with respect to any material fact, omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Atmos Shareholders Meeting or the United Cities Shareholders Meeting that has become materially false or misleading. If at any time prior to the Effective Time any event relating to any of the Atmos Entities or any of their respective directors or officers should be discovered by Atmos which should be set forth in a supplement to the Proxy Statement/Prospectus, Atmos shall promptly inform United Cities in writing. Notwithstanding the foregoing, Atmos makes no representation or warranty with respect to any information to be contained in the Proxy Statement/Prospectus and provided in writing by United Cities specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

  Section 2.19 Insurance. Atmos has not failed to give any notice or present any claim under any insurance policies or binders maintained by any of the Atmos Entities with respect to their properties and business in due and timely fashion. None of the Atmos Entities has received notice of cancellation or nonrenewal of any such policy or binder.

  Section 2.20 Broker's Fees. No broker, finder, or investment banker (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated) is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Atmos Entities.

  Section 2.21 No Atmos Investment in United Cities Stock. None of the Atmos Entities has acquired or is the beneficial owner of any United Cities Stock.

  Section 2.22 Board Recommendation. The Board of Directors of Atmos has, by resolutions duly adopted by the requisite vote of directors present at a meeting of such Board duly called and held on July 19, 1996, determined that the Merger in accordance with the terms of this Agreement and the Plan of Merger is fair and in the best interests of its shareholders and has recommended that the shareholders of Atmos approve the Merger and Plan of Merger, and ratify this Agreement.

  Section 2.23 PUHCA. Neither Atmos nor any other of the Atmos Entities is required to register under PUHCA, or the rules and regulations thereunder.

  Section 2.24 Regulation as a Utility. Atmos is a regulated public utility in the States of Texas, Louisiana, Kentucky, Colorado, Missouri and Kansas and in no other state. Neither Atmos nor any Atmos Entity is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country.

  Section 2.25 Vote Required. The approval of the Merger by holders of two-thirds of the shares of outstanding Atmos Stock is the only vote of the holders of any class or series of the capital stock of Atmos required to approve this Agreement, the Plan of Merger, the Merger, and the other transactions contemplated hereby.

  Section 2.26 Opinion of Financial Advisor. Atmos has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated the date hereof, to the effect that, as of the date hereof, the exchange ratio set forth in the Plan of Merger is fair from a financial point of view to the holders of Atmos Stock.

                                   ARTICLE 3

                          Covenants of United Cities

  Section 3.1 Conduct of Business by United Cities Pending the Merger. United Cities covenants and agrees that, between the date of this Agreement and the Effective Time, unless Atmos shall otherwise agree in writing, each of the United Cities Entities shall conduct its business only in the ordinary course of business and in a manner consistent with past practice; and United Cities shall use its best efforts to maintain the corporate existence of each of the United Cities Entities and preserve substantially intact the business and organization of each of the United Cities Entities, to keep available the services of its present officers, employees, and consultants, and to preserve the relationships and goodwill of each of the United Cities Entities with its customers, suppliers, and other persons with which it has significant business relations. By way of amplification but not limitation, United Cities shall not and shall not permit any of the United Cities Subsidiaries, between the date of this Agreement and the Effective Time, directly or indirectly, to do, agree to do, or propose to do any of the following without the prior written consent of Atmos:

    (a) amend or otherwise change its Articles of Incorporation, Bylaws, Certificate of Formation or Limited Liability Company Agreement;

    (b) issue, sell, pledge, dispose of, or encumber, or authorize the issuance, sale, pledge, disposition, or encumbrance of, (i) any shares of capital stock of any class, or any options, warrants, convertible securities, or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of any of the United Cities Entities (other than in the ordinary course of business pursuant to United Cities' Long-Term Stock Plan of 1989, Non-Employee Director Stock Plan, Employee Stock Purchase Plan, Customer Stock Purchase Plan, Dividend Reinvestment and Stock Purchase Plan, and 401(k) Savings Plan), except that United Cities may issue shares of its common stock upon the exercise or conversion in accordance with their terms of any options, warrants, convertible securities or other rights to acquire such stock that were outstanding on the date of this Agreement and disclosed in the United Cities Disclosure Schedule or (ii) any assets of any of the United Cities Entities (except for sales of assets in the ordinary course of business and in a manner consistent with past practice);

    (c) declare, set aside, make, or pay any dividend or other distribution, payable in cash, stock, property, or otherwise, with respect to any of its capital stock, except for regular quarterly cash dividends declared and paid by United Cities in a manner and amount consistent with past practice, and dividends declared and paid by the United Cities Subsidiaries;

    (d) reclassify, combine, split, subdivide or redeem, purchase, or otherwise acquire or offer to acquire, directly or indirectly, any of its capital stock;

    (e) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof, except for acquisitions, the fair market value of the consideration for which exceeds $3,000,000 individually or $10,000,000 in the aggregate, or acquire any shares of Atmos Stock;

    (f) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee, or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances (except for indebtedness incurred under existing lines of credit in the ordinary course of business consistent with past practice and except for indebtedness issued under United Cities' currently effective shelf registration statement in a principal amount not to exceed $15,000,000 in the aggregate), or mortgage, pledge or subject to any lien or other encumbrance any assets of any of the United Cities Entities;

    (g) enter into or amend any contract, agreement, commitment, or arrangement other than in the ordinary course of business;

    (h) authorize any capital expenditures that are in excess of (i) $500,000 for any single project and (ii) $30,000,000 in the aggregate since July 1, 1996;

    (i) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees of the United Cities Entities in accordance with past practices or grant any severance or termination pay or stock options to, or enter into any employment or severance agreement with any director, officer, or other employee of any of the United Cities Entities, or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, or other plan, agreement, trust, fund, policy, or arrangement for the benefit of any current or former directors, officers, or employees;

    (j) make any loan or advance (except for normal business expense advances) to any of the United Cities Entities' directors, officers, employees, or shareholders (of United Cities), or to any other person or entity or cancel without payment in full any note, loan, or other obligation receivable from any director, officer, employee, or shareholder of any of the United Cities Entities or any member of their families or from any corporation or other entity in which any director, officer, employee, or shareholder or any member of their families has any direct or indirect interest known to United Cities;

    (k) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

    (l) make any tax election or settle or compromise any material federal, state, local, or foreign income tax liability or settle, waive, or compromise any other material claim, including litigation;

    (m) pay, discharge, or satisfy any claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than as may be paid, discharged, or satisfied in the ordinary course of business and consistent with past practice;

    (n) take any action or omit to take any necessary action, which action or omission results in any breach of or constitutes a default (or an event that with notice or lapse of time or both would become a default) under any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which any of the United Cities Entities is a party or by which any of the United Cities Entities or any of their respective properties is bound or affected; or

    (o) cause any circumstance that might result in a Material adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of the United Cities Entities, taken as a whole.

  Section 3.2 No Solicitation of Competing Transaction. Subject to the provisions of Section 3.11 below, United Cities agrees that it shall (a) not, and that it shall not permit any of the United Cities Subsidiaries or any of its or their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant) to, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries concerning, or the making or implementation of, any proposal relating to, or that may reasonably be expected to lead to any Competing Transaction, or engage in any negotiations concerning, agree to or endorse, provide any confidential information or data to, or have any discussions with, any person relating to, a Competing Transaction; and (b) notify Atmos promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, United Cities or any of the United Cities Subsidiaries, or any of its or their officers, directors, employees, agents and representatives (such notification to include the terms of the inquiry or proposal, the identity of the parties making such inquiry or proposal and, if such inquiry or proposal is in writing, a copy of the inquiry or proposal).

  Section 3.3 Access to Information. From the date hereof to the Effective Time, United Cities will, and will cause its directors, officers, employees, and agents to, permit and afford Atmos and its representatives full and complete access at all reasonable times to the employees, offices, properties, books, and records of the United Cities Entities, including the audit work papers of, and all correspondence with, its certified public accountants, and will furnish Atmos with all financial, operating, and other data and information as Atmos, through its officers, employees, or representatives, may reasonably request.

  Section 3.4 Environmental Audit and Covenants.

  (a) Upon execution of this Agreement, United Cities and Atmos shall cooperate to provide such information, files and documents as United Cities and Atmos shall reasonably request of the other party concerning the Environmental Activities and Environmental Condition of the respective parties. Within sixty (60) days ("Initial Environmental Inspection Period") after the date of this Agreement, United Cities and Atmos shall meet and mutually agree upon a site assessment and environmental compliance audit of the Subject Property currently Used by each of the United Cities Entities and any Subject Property formerly Used by any of the United Cities Entities and described in the United Cities Disclosure Schedule pursuant to Section 1.7(f), which assessment and audit shall be in scope, form, and substance ("Scope"), and prepared by an independent, competent, and qualified engineer, reasonably satisfactory to United Cities and to Atmos (the "Environmental Audit"). United Cities shall not withhold its agreement to a Scope that does not involve any invasive or subsurface testing, provided that such Scope is reasonable based upon the information obtained during the Initial Environmental Inspection Period. The terms of the engagement of the engineer shall be approved by United Cities and Atmos. The engagement agreement shall provide that the Environmental Audit shall be issued to United Cities and Atmos and that United Cities and Atmos shall have all of the same rights as United Cities under the engagement agreement. Any investigation conducted by Atmos prior to the earlier of the expiration of the Initial Environmental Inspection Period or the agreement upon the Scope will be at the expense of Atmos. Within ninety
(90) days ("Additional Environmental Investigation Period") of the end of the Initial Environmental Inspection Period, United Cities shall cause to be prepared and submit to Atmos the Environmental Audit at the sole cost and expense of the United Cities Entities.

  (b) In the event that United Cities and Atmos cannot agree upon a Scope for the Environmental Audit, then Atmos, at its sole discretion, may during the Initial Environmental Inspection Period, commission at its sole cost and expense such additional investigation and assessment work as Atmos determines is reasonable, but which United Cities does not approve ("Additional Assessment"), and this Additional Assessment will be part of the Scope; provided, however, in no event shall surface or subsurface soil or groundwater sampling or assessment ("Sampling") of a Subject Property previously or currently held as a manufacturing gas plant be a part of the Scope. The United Cities Entities will pay the agreed upon portions of the Scope and Atmos will pay the costs of the Additional Assessment. United Cities agrees to permit Atmos to enter upon the Subject Property within United Cities' control to perform the Additional Assessment, provided, however, that United Cities shall have the right, and Atmos' permission to enter is so limited, to refuse to permit Atmos to enter upon any Subject Property previously or currently held as a manufactured gas plant to perform Additional Assessment work that involves Sampling.

  (c) The Environmental Audit shall include a "Disclosure Summary" that specifically addresses any exceptions to the representations and warranties set forth in Section 1.7 of this Agreement and shall include a "Conclusion" section that states whether there is a low, medium, or high probability of environmental impairment or liability associated with a Subject Property, whether the current operations of each United Cities Entity at a Subject Property are in compliance with Environmental Requirements, and whether further investigation is recommended. If further investigation is recommended by the initial Environmental Audit, the scope and extent of this investigation and the engineer performing the investigation must be mutually approved by United Cities and Atmos. All costs of the further investigation shall be paid by United Cities. Except in connection with the right to refuse access to any Subject Property previously used as a manufactured gas plant, the agreement of United Cities to any additional investigation will not be unreasonably withheld.

  (d) United Cities further agrees that prior to Closing it shall:

    (i) comply with all applicable Environmental Requirements relating to the Subject Property currently Used by United Cities and the Use of such Subject Property by United Cities, and not engage in or permit others to engage in any Environmental Activity in violation of any applicable Environmental Requirements;

    (ii) deliver to Atmos no later than three (3) days following the occurrence of any such event, written notice of the discovery by United Cities of any event, the occurrence of which would render any representation or warranty contained in Section 1.7 of this Agreement incorrect in any material respect if made at the time of such discovery; and

    (iii) cause any party who Uses the Subject Property currently Used by United Cities to comply with this Section 3.4(d).

  Section 3.5 Consents and Approvals.

  (a) United Cities shall use all reasonable efforts to obtain all consents, waivers, approvals, authorizations, and orders of all third parties and local, state, and federal governmental authorities (including, but not limited to, the approvals of the Iowa Utility Board, Kansas Corporation Commission, Missouri Public Service Commission, Illinois Commerce Commission, Tennessee Regulatory Authority, Georgia Public Service Commission, South Carolina Public Service Commission, Virginia State Corporation Commission and the Federal Energy Regulatory Commission required in connection with the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby. United Cities shall attend all proceedings of, and file all documents with, the Iowa Utility Board, Kansas Corporation Commission, Missouri Public Service Commission, Illinois Commerce Commission, Tennessee Regulatory Authority, Georgia Public Service Commission,

South Carolina Public Service Commission, Virginia State Corporation Commission and the Federal Energy Regulatory Commission that are necessary to obtain each of such commissions' approval of the Merger. United Cities shall also cooperate with and assist Atmos in all proceedings before and in the preparation and filing of any documents it is required to file with the Colorado Public Utilities Commission, Kansas Corporation Commission, Kentucky Public Service Commission, and Missouri Public Service Commission, and with respect to the preparation of the Proxy Statement/Prospectus and Listing Application to the NYSE.

  (b) United Cities shall, as soon as practicable after the date of this Agreement, file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Act, shall use its reasonable efforts to obtain an early termination of the applicable waiting period, and shall make any further filings pursuant thereto that may be necessary, proper, or advisable and respond as promptly as practicable to all inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation.

  (c) United Cities shall use all reasonable efforts to arrange for the transfer to Atmos on the Closing Date of all permits required by Environmental Requirements for the Use of the Subject Property and all other permits material to the continued operation of United Cities' business.

  Section 3.6 Meeting of United Cities Shareholders. As soon as practicable following the approval by the SEC of the Proxy Statement/Prospectus, United Cities shall take all action necessary in accordance with the Illinois Business Corporation Act and Virginia Stock Corporation Act and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders promptly to consider and vote upon approval of the Merger and the Plan of Merger, and the ratification of this Agreement. United Cities shall, subject to Section 3.11, use its reasonable efforts to solicit from the shareholders of United Cities proxies in favor of such approval and ratification and take all other action reasonably necessary or, in the reasonable opinion of United Cities, helpful to secure a vote of the shareholders of United Cities in favor of the Merger and the Plan of Merger, and the ratification of this Agreement.

  Section 3.7 Shareholder Appraisal Rights. United Cities shall not settle or compromise any claim for shareholder appraisal rights in respect of the Merger prior to the Effective Time without the prior written consent of Atmos.

  Section 3.8 Insurance. Through the Effective Time, United Cities shall maintain in full force and effect all of the policies of insurance of the United Cities Entities that were in effect on the date hereof or insurance comparable to the coverage afforded by such policies.

  Section 3.9 Agreement of Certain United Cities Shareholders Regarding Rule 145 Compliance. At or prior to the Closing Date, United Cities shall deliver to Atmos a certificate identifying each of its shareholders who in United Cities' reasonable judgment is an affiliate of United Cities for purposes of SEC Rule 145 and shall use all reasonable efforts to obtain from such affiliates a written agreement, in form and substance satisfactory to Atmos, not to offer to sell, sell, or otherwise dispose of any shares of Atmos Stock received in the Merger (a) except pursuant to an effective registration statement under the Securities Act or in compliance with SEC Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel (such opinion and counsel being reasonably satisfactory to Atmos) is exempt from the registration requirements of the Securities Act and (b) in no event at any time prior to the public release and dissemination by Atmos of financial results covering at least thirty (30) days of the combined operations of Atmos and United Cities. Such agreement shall also include the agreement and acknowledgement of each of such shareholders that his or her shares of Atmos Stock received in the Merger shall contain a legend setting forth the restrictions that such shares may be sold only as provided in this
Section 3.9.

  Section 3.10 Cooperation in Registration of Atmos Stock. United Cities shall cooperate fully with Atmos and shall furnish such information concerning United Cities as Atmos shall request in connection with the registration with the SEC by Atmos of the Atmos Stock and the preparation and filing with the SEC by Atmos of the Proxy Statement/Prospectus in connection with the Atmos Shareholders Meeting. In addition, United Cities shall obtain the consent of Arthur Andersen LLP to the inclusion of such audited financial statements of United Cities in the Proxy Statement/Prospectus as may be necessary or desirable, as determined by Atmos.

  Section 3.11 Fiduciary Limitations.

  (a) Nothing contained in this Agreement, including without limitation Sections 3.1, 3.2 and 5.6(b) hereof, shall prohibit United Cities from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited contact in connection with a bona fide Competing Transaction, if, and only to the extent that,

    (A) the Board of Directors of United Cities determines in good faith, based on, among other matters, the written advice of independent legal counsel (which for the purposes of this Agreement includes Chapman and Cutler), that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law;

    (B) prior to United Cities furnishing any confidential information to such other person, such other person executes a confidentiality agreement with United Cities in customary form;

    (C) prior to furnishing such information to, or entering into discussions (other than responding to an initial inquiry) or negotiations with, such person or entity, United Cities provides written notice to Atmos to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity; and

    (D) United Cities keeps Atmos reasonably informed of the status of any such discussions or negotiations; or

      (ii) taking or disclosing to the shareholders of United Cities a position with respect to any such Competing Transaction, or the Merger that, in the judgment of the Board of Directors of United Cities, as determined in good faith based on, among other matters, the written advice of independent legal counsel, is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law, and, to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction.

  (b) Nothing in this Section 3.11 shall (i) permit United Cities to terminate this Agreement (except as specifically provided in Section 7.1 hereof), or
(ii) permit United Cities to enter into any agreement with respect to a Competing Transaction during the term of this Agreement (it being agreed that during the term of this Agreement, United Cities shall not enter into any agreement with any person that provides for, or in any way facilitates, a Competing Transaction (other than a confidentiality agreement in customary form)).

  Section 3.12 Delivery of Monthly Financials. United Cities shall deliver to Atmos, as promptly as practicable following the end of each calendar month after the date of this Agreement, its consolidated monthly financial statements prepared in the ordinary course of its business.

  Section 3.13 Termination of Supplemental Executive Retirement Plan. Prior to Closing, United Cities shall have (a) terminated the United Cities and Subsidiaries Supplemental Executive Retirement Plan and all accompanying Joinder Agreements, (b) obtained waivers and releases from all "active participants" (as defined in such Plan), with respect to any and all rights and benefits to which they were entitled thereunder and (c) in order to cover all obligations currently in pay status under such Plan, purchased an annuity for Mr. Bobby Gaylor (in an amount equal to the most favorable commercial rate available from an "excellent" rated insurance company) and, in consideration therefor, obtained his release with respect to any further rights and benefits to which he is entitled under such Plan. In consideration for such waivers and releases (other than those obtained from Mr. Gaylor), United Cities shall pay to each such participant (other than Mr. Gaylor) an amount equal to one dollar less than three hundred percent (300%) of the average of such participant's compensation paid by United Cities and included in his or her gross income for Federal income tax purposes for the five (5)-year period ending on the December 31 immediately preceding the Closing Date; provided that, the aggregate of all such payments shall not exceed $5,000,000. Notwithstanding the preceding provisions of this Section 3.13, Mr. Gene Koonce shall, prior to the Closing Date, be given the option to (i) provide a waiver and release with respect to his rights and benefits under the United Cities Gas and Subsidiaries Supplemental Executive Retirement Plan, in which event he shall receive payment pursuant to the immediately preceding sentence of $2,247,434 or (ii) continue to participate in such Plan. If Mr. Koonce elects to provide such a waiver, then the aggregate amount of payments made to all participants shall be increased by the payment made to Mr. Koonce in consideration for such waiver.

  Section 3.14 Directors' and Officers' Insurance. United Cities shall use its best efforts to procure a policy of directors' and officers' liability insurance, to be effective for a period of five (5) years, with respect to matters involving United Cities and occurring prior to the consummation of the Merger, and, if United Cities does obtain such a policy, to use its best efforts to assign the benefits of such policy to Atmos following the consummation of the Merger.

                                   ARTICLE 4

                              Covenants of Atmos

  Section 4.1 Conduct of Business by Atmos Pending the Merger. Atmos covenants and agrees that, between the date of this Agreement and the Effective Time, unless United Cities shall otherwise agree in writing, each of the Atmos Entities shall conduct its business only in the ordinary course of business and in a manner consistent with past practice; and Atmos shall use its best efforts to maintain the corporate existence of each of the Atmos Entities that is a corporation and preserve substantially intact the business and organization of each of the Atmos Entities. Atmos shall not and shall not permit any of the Atmos Subsidiaries, between the date of this Agreement and the Effective Time, directly or indirectly, to do, agree to do, or propose to do any of the following without the prior written consent of United Cities:

    (a) except as otherwise contemplated by this Agreement, amend or otherwise change its Articles of Incorporation or Bylaws;

    (b) issue, sell, pledge, dispose of, or encumber, or authorize the issuance, sale, pledge, disposition, or encumbrance of, (i) any shares of capital stock of any class, or any options, warrants, convertible securities, or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of any of the Atmos Entities (other than in the ordinary course of business pursuant to Atmos' Restricted Stock Grant Plan, Dividend Reinvestment and Stock Purchase Plan, Employee Stock Ownership Plan and Directors' Stock for Fee Plan), except that Atmos may issue shares of its common stock upon the exercise or conversion in accordance with their terms of any options, warrants, convertible securities or other rights to acquire such stock that were outstanding on the date of this Agreement and disclosed in the Atmos Disclosure Schedule or (ii) any assets of any of the Atmos Entities (except for sales of assets in the ordinary course of business and in a manner consistent with past practice);

    (c) declare, set aside, make, or pay any dividend or other distribution, payable in cash, stock, property, or otherwise, with respect to any of its capital stock, except for regular quarterly cash dividends declared and paid in a manner and amount consistent with past practice;

    (d) reclassify, combine, split, subdivide or redeem, purchase, or otherwise acquire or offer to acquire, directly or indirectly, any of its capital stock;

    (e) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof, except for acquisitions the consideration for which exceeds $10,000,000 individually or $20,000,000 in the aggregate, or acquire any shares of United Cities Stock;

    (f) make any loan or advance (except for normal business expense advances) to any of the Atmos Entities' directors, officers, employees, or shareholders (of Atmos), or to any other person or entity or cancel without payment in full any note, loan, or other obligation receivable from any director, officer, employee, or shareholder of any of the Atmos Entities or any member of their families or from any corporation or other entity in which any director, officer, employee, or shareholder or any member of their families has any direct or indirect interest known to Atmos;

    (g) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

    (h) take any action or omit to take any necessary action, which action or omission results in any breach of or constitutes a default (or an event that with notice or lapse of time or both would become a default) under any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which any of the Atmos Entities is a party or by which any of the Atmos Entities or any of their respective properties is bound or affected; or

    (i) cause any circumstance that might result in a Material adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Atmos Entities, taken as a whole.

  Section 4.2 Meeting of Atmos Shareholders. As soon as practicable following the approval by the SEC of the Proxy Statement/Prospectus, Atmos shall take all action necessary in accordance with the Texas Business Corporation Act and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders promptly to consider and vote upon approval of the Merger and the Plan of Merger, the ratification of this Agreement, and the approval of the issuance of the Atmos Stock to the United Cities shareholders. Atmos will use its reasonable efforts to solicit from the shareholders of Atmos proxies in favor of such approvals and ratification and will take all other action reasonably necessary or, in the reasonable opinion of Atmos, helpful to secure a vote of the shareholders of Atmos in favor of the Merger and the Plan of Merger, the ratification of this Agreement, and the issuance of Atmos Stock contemplated hereby and thereby.

  Section 4.3 Registration and Listing of Atmos Stock. As soon as practicable after the date of this Agreement, Atmos will file a registration statement on Form S-4 with the SEC under the Securities Act with respect to the offering, sale, and delivery of the shares of Atmos Stock to be issued to United Cities' shareholders pursuant to this Agreement and the Plan of Merger; and Atmos will use all reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to cause the shares of Atmos Stock registered thereby to be duly listed for trading on the NYSE. Atmos shall also use all reasonable efforts to take any action required to be taken under state securities laws with respect to the Atmos Stock.

  Section 4.4 Access to Information. From the date hereof to the Effective Time, Atmos will, and will cause its directors, officers, employees, and agents to, permit and afford United Cities and its representatives full and complete access at all reasonable times to the employees, offices, properties, books, and records of the Atmos Entities, including the audit work papers of, and all correspondence with, its certified public accountants, and will furnish United Cities with all financial, operating, and other data and information as United Cities, through its officers, employees, or representatives, may reasonably request.

  Section 4.5 Environmental Covenants. Atmos agrees that prior to Closing it shall:

    (a) comply with all applicable Environmental Requirements relating to the Subject Property currently Used by Atmos and the Use of such Subject Property by Atmos, and not engage in or permit others to engage in any Environmental Activity in violation of any applicable Environmental Requirements;

    (b) deliver to United Cities no later than three (3) days following the occurrence of any such event, written notice of the discovery by Atmos of any event, the occurrence of which would render any representation or warranty contained in Section 2.7 of this Agreement incorrect in any material respect if made at the time of such discovery; and

    (c) cause any party who Uses the Subject Property currently Used by Atmos to comply with this Section 4.5.

  Section 4.6 Consents and Approvals.

  (a) Atmos shall use all reasonable efforts to obtain all consents, waivers, approvals, authorizations, and orders of all third parties and local, state, and federal governmental authorities (including, but not limited to, the approvals of the Colorado Public Utilities Commission, Kansas Corporation Commission, Kentucky Public Service Commission, and Missouri Public Service Commission) required in connection with the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby. Atmos shall attend all proceedings of, and file all documents with, the Colorado Public Utilities Commission, Kansas Corporation Commission, Kentucky Public Service Commission, and Missouri Public Service Commission that are necessary to obtain each of such commissions' approval of the Merger. Atmos shall also cooperate with and assist United Cities in all proceedings before and in the preparation and filing of any documents it is required to file with the Iowa Utility Board, Kansas Corporation Commission, Missouri Public Service Commission, Illinois Commerce Commission, Tennessee Regulatory Authority, Georgia Public Service Commission, South Carolina Public Service Commission, Virginia State Corporation Commission and the Federal Energy Regulatory Commission.

  (b) Atmos shall, as soon as practicable after the date of this Agreement, file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Act, shall use its reasonable efforts to obtain an early termination of the applicable waiting period, and shall make any further filings pursuant thereto that may be necessary, proper, or advisable and respond as promptly as practicable to all inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation.

  Section 4.7 Employees and Employee Benefits.

  (a) At the Effective Time, all employees of the United Cities Entities shall become employees of Atmos. Such employees' titles and job duties will be determined by Atmos in its sole discretion. Except as otherwise set forth in
Section 4.7(b) hereof, Atmos agrees to retain all of such employees for a period of one (1) year following the Effective Time at their approved rate of pay as in effect immediately prior to such Effective Time; provided, however, that Atmos shall have the right to terminate any such employee for cause; provided, further, that no such employee who is a former officer of any of the United Cities Entities shall be terminated for cause during such one (1)-year period without having been given a reasonable opportunity to cure and correct, to the satisfaction of Atmos, the deficiencies or other circumstances giving rise to such cause. Following such one (1)-year period, such employees will be employed by Atmos on an "at will" basis.

  (b) At the Closing, Atmos will enter into an employment contract with each of Messrs. James B. Ford and Thomas R. Blose, Jr. for a term of three (3) years, which contracts shall be in substantially the forms of Exhibits C-1 and C-2, respectively, to this Agreement. In addition, at the Closing, Atmos will enter into an employment contract with Mr. Gene C. Koonce for a term of six
(6) months, which contract shall be in substantially the form of Exhibit C-3 to this Agreement.

  (c) During the one (1)-year period described in Section 4.7(a) hereof and except as otherwise provided in Section 3.13 hereof, any employee of a United Cities Entity who continues his or her employment with Atmos as set forth in such Section 4.7(a) and who was a participant in a Plan or Employee Benefit Arrangement maintained by a United Cities Entity shall continue to participate in such Plan or Employee Benefit Arrangement which shall be maintained by Atmos during such one (1)-year period; provided, however, that, during such period, Atmos shall have the right to merge or terminate any such Plan or Employee Benefit Arrangement if, in its sole judgment, Atmos determines that the same or better benefits are available to the employees covered thereunder under a Plan or Employee Benefit Arrangement which provides the same or similar benefits, which was maintained by Atmos before the Effective Time (and continues to be so maintained) and under which immediate coverage for such employees can be provided. Atmos will credit all employees of the United Cities

Entities who continue their employment with Atmos as set forth in Section 4.7(a) and (b) above for service performed as employees of the United Cities Entities prior to the Effective Time for eligibility, participation and vesting (but not benefit accrual) purposes in any employee plan or program maintained by Atmos at or after the Effective Time for which such employees are eligible (it being understood that employees who continue to be covered under any Plan or Employee Benefit Arrangement previously maintained by any United Cities Entity will not, during the period of such coverage, be eligible to participate in any Plan or Employee Benefit Arrangement which provides the same or similar benefits and which was maintained by Atmos before the Effective Time). Certain key management employees as selected by Atmos will be eligible to participate in Atmos' Annual Performance Bonus Plan for Key Management Employees and Atmos' Mini-Med Plan. Subject to the foregoing, the rights of any employees of the United Cities Entities at or after the Effective Time shall be governed by the terms, as may be amended or modified from time to time, of any Atmos Plan or Employee Benefit Arrangement in which they participate. Those employees of the United Cities Entities, if any, who become participants in one of Atmos' defined benefit pension plans will have no rights in or claims against Atmos' pension or retirement funds, except with respect to contributions made for their benefit subsequent to the Effective Time.

  (d) It is expressly understood by the parties hereto that, except as otherwise provided in Section 4.7(c) hereof, Atmos assumes no responsibility, and makes no commitment, for the maintenance and continuation, after the Closing, of any Plan or Employee Benefit Arrangement previously adopted or maintained by any United Cities Entity or any United Cities Group Member, provided that a decision to discontinue any such Plan or Employee Benefit Arrangement shall not be based solely on the status of the participants thereunder as former employees of the United Cities Entities.

  (e) Atmos shall provide coverage for each individual (other than Mr. Gene Koonce) who was an active participant in the United Cities Gas and Subsidiaries Supplemental Executive Retirement Plan immediately prior to the date on which this Agreement was signed, under a "death benefit only" plan providing the same "survivor benefit" as provided under, and defined in,
Section 4.4 of the United Cities and Subsidiaries Supplemental Executive Retirement Plan; provided that United Cities shall have, prior to the Effective Time, transferred ownership of any and all insurance policies described in Section 7.12(b) of such Plan to Atmos.

  Section 4.8 Declaration of Dividends. Atmos will take appropriate action, at the first regularly scheduled meeting of Atmos' Board of Directors after the Effective Time, to cause to be declared and paid, for a period of not less than four (4) quarters, quarterly cash dividends at an indicated annual rate of not less than $1.02 per share (subject to adjustment for any stock split, stock dividend, combination of shares or other similar event), except to the extent that the ability of Atmos' Board of Directors to declare, and Atmos' ability to pay, such dividends are limited by applicable state statutory requirements of the state or states in which Atmos is incorporated or by such directors' fiduciary duties to Atmos and its shareholders, as such fiduciary duties are determined by Atmos and its counsel in their sole discretion.

  Section 4.9 Options. Following the consummation of the Merger, Atmos agrees to continue in effect the United Cities Gas Company Long-Term Stock Plan of 1989, as amended. Persons holding options under such plan shall be allowed to exercise their options for Atmos Stock at the exchange rate set forth in the Plan of Merger. Persons holding stock appreciation rights under such plan shall be allowed to exercise such rights based on the price of Atmos Stock taking into account the exchange rate set forth in the Plan of Merger.

  Section 4.10 Indemnification. Atmos agrees that all rights to indemnification and advancement of expenses existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the United Cities Entities (collectively, the "Indemnified Parties") as provided in United Cities' Articles of Incorporation or Bylaws as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than the statutes of limitations applicable to such matters.

  Section 4.11 Insurance. Through the Effective Time, Atmos shall maintain in full force and effect all of the policies of insurance of the Atmos Entities that were in effect on the date hereof or insurance comparable to the coverage afforded by such policies.

  Section 4.12 Cooperation in Preparation of Proxy Statement/Prospectus. Atmos shall cooperate fully with United Cities and shall furnish such information concerning Atmos as United Cities shall request in connection with the preparation and filing with the SEC by United Cities of the Proxy Statement/Prospectus in connection with the United Cities Shareholders Meeting. In addition, Atmos shall obtain the consent of Ernst & Young LLP to the inclusion of such audited financial statements of Atmos in the Proxy Statement/Prospectus as may be necessary or desirable, as determined by Atmos.

  Section 4.13 Delivery of Monthly Financials. Atmos shall deliver to United Cities, as promptly as practicable following the end of each calendar month after the date of this Agreement, its consolidated monthly financial statements prepared in the ordinary course of its business.

                                   ARTICLE 5

                  Mutual Covenants of Atmos and United Cities

 Section 5.1 The Merger.

  (a) Subject to the terms and conditions of this Agreement, Atmos and United Cities agree to enter into a statutory merger under the applicable laws of the States of Texas, Illinois and Virginia whereby United Cities will be merged with and into Atmos, with Atmos as the surviving corporation (the "Merger"); and Atmos and United Cities hereby respectively agree that the terms and conditions of such Merger, the mode of carrying the same into effect, the manner of converting the shares of capital stock of United Cities into shares of Atmos Stock, and other necessary or proper details and provisions relating to such Merger shall be as contained in the form of Plan of Merger attached hereto as Exhibit D (the "Plan of Merger"). Notwithstanding anything to the contrary contained in this Agreement or the Plan of Merger, if any state authority or commission requires that the survivor pursuant to the Merger be a corporation incorporated under the laws of such state, each party agrees to take all necessary actions prior to the mailing of the Proxy Statement/Prospectus to comply with such requirement and provide that such survivor will be incorporated in such state, including, without limitation, making any necessary amendments to the Plan of Merger, as authorized by the respective Board of Directors of United Cities and Atmos by approval of this Agreement.

  (b) At any time before approval of this Agreement and the Plan of Merger by the respective shareholders of Atmos and United Cities and prior to the Closing Date, this Agreement and the Plan of Merger may be amended in writing by Atmos and United Cities in accordance with the provisions of Section 7.3.

  (c) The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m., local time, within fifteen (15) business days following the latest to occur of (i) the meeting of shareholders of Atmos held pursuant to Section 4.2 of this Agreement, (ii) the meeting of shareholders of United Cities held pursuant to Section 3.6 of this Agreement, (iii) the expiration or termination of the waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Act, or (iv) the date all approvals contemplated by Section 6.1(c) of this Agreement have been granted, and each of the other conditions set forth in
Article VI hereof have been satisfied, or at such other date and time as Atmos and United Cities shall agree upon in writing (the "Closing Date"). The Closing shall take place at the office of Locke Purnell Rain Harrell (A Professional Corporation) at 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201 or at such other place as Atmos and United Cities shall agree upon in writing.

  (d) The "Paying Agent" referred to in the Plan of Merger shall be Boston EquiServe Limited Partnership or such other party as Atmos and United Cities may mutually agree.

  Section 5.2 Execution, Filing, and Recording of Merger Documents. Subject to the terms and conditions of this Agreement and upon approval and adoption of the Plan of Merger by the respective shareholders of United Cities and Atmos in accordance with the laws of Texas, Illinois and Virginia, as applicable, relating to statutory mergers, Atmos and United Cities each agree to properly execute and deliver the Plan of Merger in compliance with the laws of Texas, Illinois and Virginia, as well as the requisite certificate(s) and articles of merger in compliance with the laws of Texas, Illinois and Virginia, as applicable, and to cause the requisite filing and recording of the certificate(s) and articles of merger in accordance with the laws of the States of Texas, Illinois and Virginia, as applicable, all with a view of making the Merger effective at the Closing Date.

  Section 5.3 Notice of Certain Events. Each of the parties hereto shall give prompt written notice to the other party of (a) the occurrence, or non-occurrence, of any event, the occurrence or non-occurrence of which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate and (b) any failure of such party to comply with or satisfy any cost, condition, or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.3 shall not limit or otherwise affect the remedies available hereunder to the other party hereto.

  Section 5.4 Expenses. Except as otherwise provided in this Section 5.4, all costs and expenses incurred in connection with this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby (including without limitation any fees, commissions or expenses of the type referred to in Sections 1.20 and 2.20 above) shall be paid by the party incurring such expense. The SEC filing fee for registering the Atmos Stock on Form S-4 and the expenses incurred in connection with printing and mailing the Proxy Statement/Prospectus shall be shared equally by Atmos and United Cities. Notwithstanding the foregoing, if

    (a) this Agreement is terminated

      (i) by United Cities, because of the failure of Atmos to satisfy the conditions to closing set forth in Sections 6.1(a), 6.3(a), 6.3(b), or 6.3(c) or the failure of Atmos to obtain the opinion described in
    Section 6.2(d) hereof; or

      (ii) by Atmos, because of the failure of United Cities to satisfy the conditions to closing set forth in Sections 6.1(a), 6.2(a), 6.2(b), 6.2(c), or 6.2(g) or the failure of United Cities to obtain the opinion described in Section 6.3(d) hereof, then the terminating party shall be reimbursed, by the party failing to satisfy such condition(s), for its reasonable expenses (including attorneys, accountants and investment bankers fees (as accrued as of the date of termination)) incurred in connection with this Agreement and the transactions contemplated hereby; and

    (b) if this Agreement is terminated by United Cities under Section 7.1(k), by Atmos under Section 7.1(c), or by Atmos because United Cities' shareholders have approved a Competing Transaction involving United Cities, then United Cities will pay to Atmos a fee in immediately available funds equal to $15,000,000 promptly, but in no event later than two (2) business days, after such termination.

  Section 5.5 Public Announcements. Atmos and United Cities shall consult with one another before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, under Atmos' listing agreement with the NYSE or under United Cities' listing agreement with Nasdaq.

  Section 5.6 Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall (a) promptly make its respective filings, and thereafter make any other required submissions, and (b) use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, including, without limitation, using all reasonable efforts to obtain all Governmental Authorizations and all consents of parties to contracts with Atmos and United Cities as are necessary for the consummation of the transactions contemplated by this Agreement and the Plan of Merger and to fulfill the conditions of the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement shall use all reasonable efforts to take all such necessary action.

                                   ARTICLE 6

                   Conditions to Consummation of the Merger

  Section 6.1 Conditions to Obligations of Each Party to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

    (a) Shareholder Approvals. The issuance of the Atmos Stock to the shareholders of United Cities shall have been approved by the requisite vote of the shareholders of Atmos as required by the rules of the NYSE, and the Merger shall have been approved by the requisite vote of the shareholders of Atmos in accordance with the provisions of the Texas Business Corporation Act and by the requisite vote of the shareholders of United Cities in accordance with the provisions of the Illinois Business Corporation Act, the Virginia Stock Corporation Act and Nasdaq.

    (b) Securities Act Registration, Blue Sky Registration or Exemption and NYSE Listing. The shares of Atmos Stock to be issued to United Cities' shareholders pursuant to this Agreement and the Plan of Merger shall have been registered with the SEC under the Securities Act by means of an effective registration statement, shall have been registered under or shall be exempt from registration under all applicable state securities or blue sky laws, and shall have been approved for listing, upon official notice of issuance, on the NYSE.

    (c) Utility Commission Approvals. All necessary approvals of the state public utility commissions for which approval is required shall have been granted by final order and all applicable appeal and waiting periods shall have expired and such orders shall not contain any condition which, in the reasonable judgment of Atmos, would result in a material adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of the United Cities Entities, taken as a whole, or the Atmos Entities, taken as a whole.

    (d) Hart-Scott-Rodino Act. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated.

    (e) Consents Obtained. All consents and waivers required to be obtained for the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby other than those consents and waivers the failure of which to obtain would not have a material adverse effect on Atmos or United Cities, as the case may be, shall have been obtained, including required consents, waivers and releases from each of Atmos' and United Cities' lenders and creditors and from Woodward Marketing, L.L.C., in form and substance reasonably satisfactory to Atmos and United Cities.

    (f) Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation,
  (iii) materially affect adversely the right of Atmos to own the former assets and to operate the former business of United Cities and the United Cities Subsidiaries, or (iv) materially affect adversely the right of any of the United Cities Entities to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

    (g) Pooling Letter. Atmos shall have received from Ernst & Young LLP a written opinion dated the Closing Date, in form and substance satisfactory to Atmos, to the effect that pooling of interests accounting treatment by Atmos is required for the Merger.

    (h) Comfort Letters.

      (i) Immediately prior to the time that the Registration Statement on Form S-4 becomes effective, Atmos and United Cities shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to Atmos.

      (ii) Immediately prior to the time that the Registration Statement on Form S-4 becomes effective, Atmos and United Cities shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to Atmos.

      (iii) Atmos and United Cities shall have received from Ernst & Young LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section 6.1(h), except that the specified date referred to shall be a date not more than five (5) days prior to the Closing Date.

      (iv) Atmos and United Cities shall have received from Arthur Andersen LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (ii) of this Section 6.1(h), except that the specified date referred to shall be a date not more than five (5) days prior to the Closing Date.

  Section 6.2 Additional Conditions to Obligations of Atmos. The obligations of Atmos to issue the Atmos Stock to United Cities' shareholders and to effect the Merger are, at the option of Atmos, also subject to the satisfaction at or prior to the Closing Date of the following conditions:

    (a) Representations and Warranties. (i) The representations and warranties of United Cities contained in Sections 1.1, 1.2, 1.3, 1.4, 1.5(a), 1.5(b), 1.5(d), 1.6(a), 1.6(b), 1.9(a) (except with respect to the second sentence of Section 1.9(a) as it relates to financial statements), 1.10, 1.14, 1.17, 1.18, 1.21, 1.22, 1.23, 1.24, 1.25 and 1.26 of this
  Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made at and as of the Closing Date, and (ii) all of the other representations and warranties of United Cities contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made at and as of the Closing Date, except where the failure of such representation(s) or warranty(ies) to be true and correct and would not have a Material (as defined in Section 8.1(bb)) adverse effect on the United Cities Entities, taken as a whole. Atmos shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of United Cities dated as of the Closing Date to the foregoing effect.

    (b) Agreements and Covenants. United Cities shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date and Atmos shall have received a certificate signed by the Chief Executive Officer of United Cities and dated as of the Closing Date to that effect.

    (c) Material Adverse Changes. Since the date of this Agreement, no Material adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of any of the United Cities Entities shall have occurred; and Atmos shall not have discovered or become aware of any fact, error, misstatement or omission materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of any of the United Cities Entities that has not been disclosed by United Cities to Atmos in the United Cities Disclosure Schedule which would result in a Material adverse change.

    (d) Opinion of Investment Banker. The Board of Directors of Atmos shall have received from Merrill Lynch, Pierce, Fenner & Smith Incorporated a written opinion, dated as of the mailing date of the Proxy
  Statement/Prospectus, in form and substance satisfactory to Atmos, to the effect that the Merger is fair to the shareholders of Atmos from a financial point of view.

    (e) Opinion of Tax Counsel. Atmos shall have received from Locke Purnell Rain Harrell (A Professional Corporation) a written opinion dated the Closing Date, in form and substance satisfactory to Atmos, to the effect that the Merger will constitute a tax-free reorganization pursuant to
  Section 368(a)(1)(A) of the Code.

    (f) Opinion of United Cities' Counsel. Atmos shall have received an opinion of Chapman and Cutler, counsel to United Cities, dated the Closing Date, regarding the United Cities Entities and the Merger, in form and substance satisfactory to Atmos.

    (g) Dissenting United Cities Shareholders. Written objections to the Merger shall not have been made by the holders of ten (10%) percent or more of the outstanding shares of the common stock of United Cities, pursuant to the provisions of the Illinois Business Corporation Act or the Virginia Stock Corporation Act, respecting rights of dissenting shareholders.

  Section 6.3 Additional Conditions to Obligations of United Cities. The obligations of United Cities to effect the Merger are, at the option of United Cities, also subject to the satisfaction at or prior to the Closing Date of the following conditions:

    (a) Representations and Warranties. (i) The representations and warranties of Atmos contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5(a), 2.5(b), 2.5(d), 2.6(a), 2.6(b), 2.9(a) (except with respect to the second sentence of Section 2.9(a) as it relates to financial statements), 2.10, 2.14, 2.17, 2.18, 2.21, 2.22, 2.23, 2.24, 2.25 and 2.26 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and (ii) all of the other representations and warranties of Atmos contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made at and as of the Closing Date, except where the failure of such representation(s) and warranty(ies) to be true and correct would not have a Material (as defined in Section 8.1(cc)) adverse effect on the Atmos Entities taken as a whole. United Cities shall have received a certificate signed by the Chief Operating Officer and Chief Financial Officer of Atmos dated as of Closing Date to the foregoing effect.

    (b) Agreements and Covenants. Atmos shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date and United Cities shall have received a certificate signed by the Chief Operating Officer of Atmos and dated as of the Closing Date to that effect.

    (c) Material Adverse Changes. Since the date of this Agreement, no Material adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of any of the Atmos Entities shall have occurred; and United Cities shall not have discovered or become aware of any fact, error, misstatement or omission materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of any of the Atmos Entities that has not been disclosed by Atmos to United Cities in the Atmos Disclosure Schedule which would result in a Material adverse change.

    (d) Opinion of Investment Banker. The Board of Directors of United Cities shall have received from PaineWebber Incorporated a written opinion, dated as of the mailing date of the Proxy Statement/Prospectus, in form and substance satisfactory to United Cities, to the effect that the Merger is fair to the shareholders of United Cities from a financial point of view.

    (e) Opinion of Tax Counsel. United Cities shall have received from Chapman and Cutler a written opinion dated the Closing Date, in form and substance satisfactory to United Cities, to the effect that the Merger will constitute a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Code.

    (f) Opinion of Atmos' Counsel. United Cities shall have received from Locke Purnell Rain Harrell (A Professional Corporation) a written opinion dated the Closing Date regarding the Atmos Entities and the Merger, in form and substance satisfactory to United Cities.

    (g) Employment Agreements. Atmos shall have executed employment contracts with Messrs. James B. Ford, Thomas R. Blose, Jr. and Gene C. Koonce substantially in the forms of Exhibits C-1, C-2 and C-3, respectively.

                                   ARTICLE 7

                      Termination, Amendment, and Waiver

  Section 7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of Atmos or United
Cities:

    (a) by mutual written consent duly authorized by the Boards of Directors of Atmos and United Cities;

    (b) by Atmos or United Cities if the Merger shall not have been consummated on or before March 31, 1997, or such later date as may be agreed to in writing by the parties; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

    (c) by Atmos if the Board of Directors of United Cities has, pursuant to
  Section 3.11, taken a position recommending a Competing Transaction, or whereby it fails to recommend the Merger, to the shareholders of United Cities;

    (d) by Atmos or United Cities if a federal or state court of competent jurisdiction or a federal or state governmental regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree or ruling or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(d) shall have used all reasonable efforts to remove such injunction, order or decree;

    (e) by Atmos if the shareholders of United Cities have not approved the matters specified in Section 3.6 hereof at the vote taken thereon at the meeting of shareholders of United Cities convened pursuant to Section 3.6 hereof or any adjournment thereof;

    (f) by United Cities if the shareholders of Atmos have not approved the matters specified in Section 4.2 hereof at the vote taken thereon at the meeting of shareholders of Atmos convened pursuant to Section 4.2 hereof or any adjournment thereof;

    (g) by Atmos if there has occurred (i) a material breach by United Cities of any of its representations or warranties contained in Sections 1.1, 1.2, 1.3, 1.4, 1.5(a), 1.5(b), 1.5(d), 1.6(a), 1.6(b), 1.9(a) (except with respect to the second sentence of Section 1.9(a) as it relates to financial statements), 1.10, 1.14, 1.17, 1.18, 1.21, 1.22, 1.23, 1.24, 1.25 or 1.26
  of this Agreement or of any of the covenants or agreements, contained in this Agreement or the Plan of Merger, or (ii) a Material (as defined in Section 8.1(bb)) breach by United Cities of any of its other representations or warranties contained in this Agreement or the Plan of Merger, if the same has not been cured within twenty (20) days after written notice of such breach has been given to United Cities by Atmos;

    (h) by United Cities if there has occurred (i) a material breach by Atmos of any of its representations or warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5(a), 2.5(b), 2.5(d), 2.6(a), 2.6(b), 2.9(a) (except with respect to the second sentence of Section 2.9(a) as it relates to financial statements), 2.10, 2.14, 2.17, 2.18, 2.21, 2.22, 2.23, 2.24, 2.25 and 2.26
  of this Agreement or any of the covenants or agreements contained in this Agreement or the Plan of Merger or (ii) a Material (as defined in Section 8.1(cc)) breach by Atmos of any of its other representations or warranties contained in this Agreement or the Plan of Merger, if the same has not been cured within twenty (20) days after written notice of such breach has been given to Atmos to United Cities;

    (i) by Atmos, prior to the expiration of the Initial Environmental Inspection Period, in its sole discretion, because of (i) the failure of United Cities and Atmos to agree upon a Scope for the Environmental Audit, or (ii) the results of the preliminary review of information about the Environmental Activities or Environmental Condition of United Cities are not satisfactory to Atmos;

    (j) by Atmos, prior to the expiration of twenty (20) days from and after a period of forty (40) days from the date of this Agreement, in its sole discretion, in the event United Cities fails to terminate all liabilities of United Cities under the United Cities and Subsidiaries Supplemental Executive Retirement Plan for an aggregate amount of not more than $5,000,000; provided, however, that United Cities shall not be required to include in such amount any amount in respect to United Cities' liability to Gene C. Koonce under the United Cities and Subsidiaries Supplemental Executive Retirement Plan; or

    (k) by United Cities, in the exercise of United Cities' Board of Directors' fiduciary duties pursuant to Section 3.11 with respect to a Competing Transaction.

  Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, except as otherwise expressly provided for in this Section 7.2, this Agreement shall forthwith become void and, except as otherwise expressly provided for in this Section 7.2, there shall be no liability on the part of any party hereto, provided, however, that nothing herein shall relieve any party from liability for any intentional or willful breach hereof, provided, further, that the obligations of the parties under
Section 5.4, the Confidentiality Agreement and the Standstill Agreement shall remain in full force and effect.

  Section 7.3 Amendment. This Agreement may be amended by mutual action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Closing Date; provided, however, that, after approval by the shareholders of either party of the Merger, no amendment may be made which would increase or decrease the amount or change the type of consideration into which each share of United Cities Stock shall be converted upon consummation of the Merger, and provided further that any amendments required by Section 5.1(a) do not require further approval of the respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

  Section 7.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby and shall be applicable only with respect to the particular condition or provision as extended or waived and not to any other condition or provision herein.

                                   ARTICLE 8

                                 Miscellaneous

  Section 8.1 Definitions. For purposes of this Agreement, the following terms used herein shall have the meanings set forth below:

    (a)"Additional Assessment" has the meaning set forth in Section 3.4(b) above.

    (b)"Additional Environmental Investigation Period" has the meaning set forth in Section 3.4(a) above.

    (c)"Atmos SEC Reports" has the meaning set forth in Section 2.9(a) above.

    (d)"Atmos Shareholders Meeting" means the special meeting of Atmos' shareholders called for the purpose of considering and voting upon the Merger and the issuance of Atmos Stock to United Cities' shareholders as consideration for the Merger in accordance with and pursuant to the terms and provisions of this Agreement.

    (e)"Atmos Stock" has the meaning set forth in Section 2.3(a) above.

    (f)"Closing" means the closing of the Merger as set forth in Section 5.1(c) of this Agreement.

    (g)"Closing Date" means the date of the Closing as set forth in Section 5.1(c) of this Agreement.

    (h) "Competing Transaction" means any of the following (other than the transactions contemplated by this Agreement) involving United Cities or any United Cities Entity: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the assets of the United Cities Entities; (iii) any tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of capital stock of United Cities; (iv) any person acquiring beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) being formed which beneficially owns or has the right to acquire beneficial ownership of, twenty percent (20%) of more of the outstanding shares of capital stock of United Cities; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing; provided, that this shall not apply to transactions permitted under Section 3.1(e).

    (i) "Confidentiality Agreement" means the Confidentiality Agreement dated July 5, 1996 by and between United Cities and Atmos .

    (j) "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

    (k) "Effective Time" means the effective time of the Merger, determined in accordance with the Plan of Merger.

    (l) "Employee Benefit Arrangement" means any plan, agreement, or arrangement which is not an employee benefit plan within the meaning of
  Section 3(3) of ERISA but which provides benefits to any one or more of the officers or other employees of any United Cities Entity or Atmos Entity, as the case may be, such as a bonus, incentive, stock purchase, stock option, or stock appreciation rights plan, or any employment or consulting agreement.

    (m) "Environmental Activity" means any storage, holding, manufacture, emission, discharge, generation, processing, treatment, abatement, removal, disposition, handling, transportation, or disposal, or any actual, proposed, or threatened release of any Hazardous Materials from, under, into, or on any Subject Property or otherwise relating to any Subject Property or the Use of any Subject Property, including but not limited to
  (i) the migration or emanation of Hazardous Materials from the Subject Property onto or into the environment beyond the physical boundaries of the Subject Property; (ii) the off-site disposal of Hazardous Materials from any Subject Property; and (iii) including but not limited to activity occurring in connection with ambient air, surface, and subsurface soil conditions, and all surface and subsurface waters.

    (n) "Environmental Agency" means any federal, state, or local entity or agency with jurisdiction over Environmental Requirements.

    (o) "Environmental Audit" has the meaning set forth in Section 3.4(a) above.

    (p) "Environmental Condition" means (i) the presence or existence in, on, at, or under the Subject Property of any Hazardous Materials, underground or above-ground storage tanks, wells, covered-over surface impoundments or similar areas, any "facility," as that term is defined under applicable Environmental Requirements, or wetlands and (ii) the presence or existence in, on, at, or under the environment beyond the physical boundaries of the Subject Property of any Hazardous Materials, which migrated or emanated from the Subject Property.

    (q) "Environmental Costs" means any of the following which arise in any manner in connection with Environmental Activity or an Environmental Condition, regardless of whether based in contract, tort, implied or express warranty, strict liability, Environmental Requirement, or otherwise: all liabilities, losses, judgments, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, the reasonable fees and disbursements of legal counsel and environmental consultants, all costs related to the performance of any required or necessary assessments, investigations, remediation, response, containment, closure, restoration, repair, cleanup, or detoxification of any Subject Property or any part thereof, the preparation and implementation of any maintenance, monitoring, closure, remediation, abatement, or other plans required by an Environmental Agency or by Environmental Requirements and any other costs recovered or recoverable under any Environmental Requirement), fines, penalties, or monetary sanctions. Environmental Costs shall include without limitation: (i) damages for personal injury or death, or injury to property or to natural resources; (ii) damage to the Subject Property or damage resulting from the loss of the Use of all or any part of the Subject Property, including but not limited to business loss; (iii) the cost of any demolition, rebuilding, or repair of the Subject Property or other property, required by Environmental Requirements or necessary to restore the Subject Property or such other property to its condition prior to damage caused by an Environmental Condition, Environmental Activity, or by the remediation of an Environmental Activity, or by the remediation of an Environmental Condition or Environmental Activity; and (iv) diminution in value of the Subject Property or other property.

    (r) "Environmental Requirements" means all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which a Subject Property is located, and any other political subdivision, agency, or instrumentality exercising jurisdiction over any of the United Cities Entities, any Subject Property, or the Use of the Subject Property, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water, or land or soil).

    (s) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    (t) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (u) "Governmental Authorizations" has the meaning set forth in Section 1.1(a) above.

    (v) "Group Member" means any member of any "affiliated service group," as defined in Section 414(m) of the Code, that includes any United Cities Entity or Atmos Entity, as the case may be, any member of any "controlled group of corporations," as defined by Section 1563 of the Code, that includes any United Cities Entity or Atmos Entity, as the case may be, or any member of any group of "trades or businesses under common control," as defined in Section 414(c) of the Code, that includes any United Cities Entity or Atmos Entity, as the case may be.

    (w) "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    (x) "Hazardous Material" means any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in (S) 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") (42 U.S.C. (S) 9601 et seq.) or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; or (vii) radon gas; and any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements or the common law, or any other applicable laws relating to the Subject Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on any Subject Property (A) requires reporting, investigation, or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on any Subject Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on any Subject Property or adjacent property; or (C) which, if it emanated or migrated from the Subject Property, could constitute a trespass.

    (y) "Indemnified Parties" has the meaning set forth in Section 4.10 above.

    (z) "Initial Environmental Inspection Period" has the meaning set forth in Section 3.4(a) above.

    (aa) "IRS" means the Internal Revenue Service.

    (bb) "Material" with respect to United Cities means that the effect of any untrue statement, misrepresentation or omission of United Cities contained in this Agreement on, or of any breach or failure to perform by United Cities of any of its covenants, warranties, agreements or obligations contained in this Agreement on, or the occurrence of any event affecting, the business, operations, properties, conditions (financial or otherwise), assets or liabilities of United Cities that result, individually or in the aggregate, in an reduction on a pro forma basis of $2,000,000 or more in the net profit of United Cities on an annualized basis for a twelve (12)-month period, or a reduction on a pro forma basis of $12,500,000 or more in the stockholders equity of United Cities as of the most recent audited balance sheet; provided, however, that no amounts shall be included in determining the foregoing amounts which arise with respect to any former manufactured gas plant site or the Kansas Department of Health and Environment mercury meter proceeding, except to the extent that such amounts arise from events or occurrences arising after the Initial Environmental Inspection Period; provided, further, that for purposes of calculating any such effect on the net profit of United Cities, there shall not be taken into account any item that would reduce such net profit on a pro forma basis by less than $5,000. In the event of any dispute between the parties as to the determination of whether any such matter is Material, the parties agree to submit such dispute to Arthur Andersen LLP ("AA") and Ernst & Young LLP ("EY") for resolution on a joint basis. In the event AA and EY are unable to resolve such dispute within ten
  (10) days, then the parties agree to submit the dispute to Coopers & Lybrand LLC whose determination shall be final and binding on the parties.

    (cc)"Material" with respect to Atmos means that the effect of any untrue statement, misrepresentation or omission of Atmos contained in this Agreement on, or of any breach or failure to perform by Atmos of any of its covenants, warranties, agreements or obligations contained in this Agreement on, or the occurrence of any event affecting, the business, operations, properties, conditions (financial or otherwise), assets or liabilities of Atmos that result, individually or in the aggregate, in an reduction on a pro forma basis of $2,000,000 or more in the net profit of Atmos on an annualized basis for a twelve (12)-month period, or a reduction on a pro forma basis of $12,500,000 or more in the stockholders equity of Atmos as of the most recent audited balance sheet; provided, however, that for purposes of calculating any such effect on the net profit of Atmos, there shall not be taken into account any item that would reduce such net profit on a pro forma basis by less than $5,000. In the event of any dispute between the parties as to the determination of whether any such matter is Material, the parties agree to submit such dispute to Arthur Andersen LLP ("AA") and Ernst & Young LLP ("EY") for resolution on a joint basis. In the event AA and EY are unable to resolve such dispute within ten
  (10) days, then the parties agree to submit the dispute to Coopers & Lybrand LLC whose determination shall be final and binding on the parties.

    (dd)"Merger" and "Plan of Merger" have the meanings set forth in Section 5.1(a) above.

    (ee)"Nasdaq" means the Nasdaq National Market.

    (ff)"NYSE" means the New York Stock Exchange.

    (hh)"PBGC" means the Pension Benefit Guaranty Corporation.

    (ii)"Plan" means at any time any employee benefit plan as defined in
  Section 3(3) of ERISA (i) which is either (1) maintained by a United Cities Entity (or an Atmos Entity, as the case may be) or any Group Member or (2) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and (ii) to which any of the United Cities Entities (or Atmos Entities, as the case may be) or any Group Member is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

    (jj)"Proxy Statement/Prospectus" means the joint proxy which constitutes
  (i) a proxy statement to be delivered to Atmos' shareholders in connection with the Atmos Shareholders Meeting, (ii) a registration statement on Form S-4 to be filed by Atmos with the SEC to register the Atmos Stock that will be received by the shareholders of United Cities in the Merger, and (iii) a joint proxy statement and prospectus to be delivered to United Cities' shareholders in connection with the Atmos Stock and the United Cities' Shareholders Meeting with respect to the Merger.

    (kk)"PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

    (ll)"Sampling" has the meaning set forth in Section 3.4(a) above.

    (mm)"Scope" has the meaning set forth in Section 3.4(a) above.

    (nn)"SEC" means the Securities and Exchange Commission.

    (oo)"Securities Act" means the Securities Act of 1933, as amended.

    (pp)"Standstill Agreement" means the Standstill Agreement dated as of July 13, 1996 by and between United Cities and Atmos.

    (qq)"Subject Property" means the real property currently or formerly Used by any of the United Cities Entities or any of their current or former subsidiaries and all improvements, fixtures, equipment, and personal property now or hereafter located on such real property.

    (rr)"Taxes" means all taxes, charges, fees, levies, imports, or other assessments by any federal, state, local, or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, employment, payroll, franchise, and withholding taxes, and any interest, penalties, or additions attributable thereto, imposed thereon, or with respect thereof.

    (ss)"Tax Returns" means any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any federal, state, local, or foreign taxing authority in connection with the determination, assessment, or collection of any Tax.

    (tt)"United Cities Pension Plan" means the Retirement Plan for Employees of United Cities.

    (uu)"United Cities SEC Reports" has the meaning set forth in Section 1.9(a) above.

    (vv)"United Cities Shareholders Meeting" means the special meeting of United Cities' shareholders called for the purpose of considering and voting upon the Merger in accordance with and pursuant to the terms and provisions of this Agreement.

    (ww)"Use" means use, ownership, tenancy, development, construction, maintenance, management, operation, or occupancy and when referring to Use by United Cities shall also be deemed to include Use by the United Cities Subsidiaries or any other current or former subsidiaries of any of the United Cities Entities.

  Section 8.2 Non-Survival of Representations, Warranties, and Agreements. The representations, warranties, and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 7.1, as the case may be, except that the agreements set forth in Sections 4.7, 4.8, 4.9, 4.10 and 5.4 shall survive the Merger or the termination of this Agreement.

  Section 8.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by facsimile or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) If to Atmos:

    Atmos Energy Corporation
    P.O. Box 650205
    Dallas, Texas 75265-0205
    Attention: Mr. Robert F. Stephens

    With a copy to:

    Locke Purnell Rain Harrell (A Professional Corporation)
    2200 Ross Avenue, Suite 2200
    Dallas, Texas 75201-6776
    Attention: Mr. Dan Busbee

    (b) If to United Cities:

      United Cities Gas Company
      5300 Maryland Way
      Brentwood, Tennessee 37207
      Attention: Mr. James B. Ford

      With a copy to:

      Chapman and Cutler
      111 West Monroe Street
      Chicago, Illinois 60603
      Attention: Mr. Terence O'Meara

  Section 8.4 Assignment. This Agreement is not assignable by any of the parties hereto.

  Section 8.5 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

  Section 8.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement other than officers, directors and employees of United Cities who are third party beneficiaries pursuant to Sections 4.7, 4.9 and 4.10.

  Section 8.7 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement and the Standstill Agreement, both between Atmos and United Cities, which shall survive in accordance with their respective terms), both written and oral, between the parties, with respect to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder.

  Section 8.8 Specific Performance. The parties hereto agree that, if for any reason any party hereto shall have failed to perform its obligations under this Agreement, then the other party hereto seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against the other party hereto for any willful failure to perform its obligations under this Agreement.

  Section 8.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas; provided, however, that all provisions of this Agreement relating to (a) the rights, duties and conduct of Board of Directors of United Cities with respect to this Agreement and the transactions hereby, pursuant to Sections 3.2 and 3.11 hereof and (b) whether Atmos shall be required to be an Illinois corporation as the survivor under Merger, shall be governed by, and construed in accordance with the laws of the State of Illinois.

  Section 8.10 Construction; Headings. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 8.11 Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof for all purposes.

  Section 8.12 Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

  IN WITNESS WHEREOF, Atmos and United Cities have executed this Agreement and Plan of Reorganization on the date first written above by their respective officers thereunto duly authorized.


                                          Atmos Energy Corporation

                                                  /s/ Robert F. Stephens
                                          By: _________________________________
                                                    Robert F. Stephens
                                               President and Chief Operating
                                                          Officer

                                          United Cities Gas Company

                                                    /s/ Gene C. Koonce
                                          By: _________________________________
                                                      Gene C. Koonce
                                               President and Chief Executive
                                                          Officer

                                                         Draft of July 19, 1996

                                  EXHIBIT C-1


                             EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this
    day of    , by and between ATMOS ENERGY CORPORATION, a     corporation
(the "Company"), and JAMES B. FORD.

                                  WITNESSETH:

  WHEREAS, on     , 199 , United Cities Gas Company, then an Illinois and
Virginia corporation ("United Cities"), merged with and into the Company (the "Merger"); and

  WHEREAS, at the time of the Merger of United Cities and the Company, James
B. Ford was the Senior Vice President and Treasurer of United Cities; and

  WHEREAS, the Company now desires to retain James B. Ford in its employ as the Senior Vice President--Finance of the Company;

  NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1. Employment and Duties.

  (a) The Company hereby employs James B. Ford, and James B. Ford hereby agrees to render his services to the Company, as Senior Vice President-- Finance for a period of three years commencing on the date of this Agreement (the "Employment Period").

  (b) James B. Ford's duties as Senior Vice President--Finance shall include and such other duties and functions as the Company may, from time to time, assign to James B. Ford, with such assigned duties and functions being commensurate with those duties and functions normally delegated to a senior vice-president of the Company. James B. Ford agrees that he will perform his duties hereunder to the best of his ability, in a good, faithful, workmanlike, and competent manner and with reasonable care and diligence.

  (c) Initially, James B. Ford's office shall be located at Dallas, Texas, subject, however, to any relocation thereof that may be mutually agreed upon by the parties.

  2. Salary, Benefits, and Expense Reimbursements.

  (a) In consideration for James B. Ford's services under this Agreement, the Company agrees to pay to James B. Ford an initial salary at the rate of $ per year, less any applicable adjustments and withholding as are required by law or agreed to by James B. Ford and the Company. James B. Ford's salary shall, during the term hereof, never be less than the amount set forth above as James B. Ford's initial salary, and James B. Ford's initial salary is subject to annual raises as provided in and in accordance with the Company's Salary Administration Plan, as may be amended from time to time. Such salary shall be paid by the Company semi-monthly in accordance with its current or hereinafter established normal procedures and times for payment of its other full-time salaried employees.

  (b) In addition to James B. Ford's salary, James B. Ford shall, during the term hereof, be entitled to the following benefits:

    (i) Coverage under the Company's Mini-Med Plan (as restated effective April 1, 1989), subject, however, to any amendments or modifications or restatements thereof as the Company may, from time to time, make and to the Company's right, in its sole discretion, to terminate such plan in its entirety.

    (ii) Participation in the Company's Annual Performance Bonus Plan for Corporate Officers, subject, however, to any amendments or modifications thereof as the Company may, from time to time, make and to the Company's right, in its sole discretion, to terminate such plan in its entirety.

    (iii) Participation in the Company's Restricted Stock Grant Plan, subject, however, to any amendments or modifications thereof as the Company may, from time to time, make and to the Company's right, in its sole discretion, to terminate such plan in its entirety.

    (iv) Participation in the Company's Supplemental Executive Benefits Plan (the "SEBP"), subject, however, to any amendments or modifications thereof as the Company may, from time to time, make and to the Company's right, in its sole discretion, to terminate such plan in its entirety. The Company will not credit James B. Ford for services performed as an officer of United Cities prior to the effective time of the Merger for eligibility, participation and vesting purposes in the SEBP.

    (v) Participation in the Company's pension, employee stock ownership, welfare benefit and other similar plans to the same extent that the Company makes such plans available to other senior vice-presidents of the Company, with the understanding that the award of any discretionary bonus, compensation or benefit under such plans will be made using the same criteria and decision-making process as is used in making awards to the Company's other senior vice-presidents who are eligible for such awards.

    (vi) A car allowance to the same extent that such benefit is provided to the Company's other senior vice presidents.

    (vii) An office and secretarial staff, in each case to the same extent that such are provided to Company's other senior vice-presidents.

  (c) In connection with James B. Ford's relocation to Dallas, Texas, James B. Ford will be entitled to receive relocation benefits as set forth in the Atmos [Relocation Benefits Policy and Plan], for actual expenses incurred during the first thirty (30) days following James B. Ford's relocation and for the next ninety (90) days of his relocation, James B. Ford will be paid one thousand dollars ($1,000) every thirty (30) days.

  (d) In addition to the compensation described above, the Company agrees to reimburse James B. Ford for any and all reasonable expenses incurred by him on behalf of the Company, subject to such rules and procedures for reimbursement as may, from time to time, be specified by the Company.

  (e) In addition to the compensation described above, James B. Ford shall be entitled to an employee retention payment of $60,000 if on the expiration of 6 months following the date on which the Merger closed: (i) James B. Ford is an employee of the Company; or (ii) James B. Ford is not an employee of the Company due to James B. Ford's employment being terminated by the Company for reasons other than Cause, James B. Ford resigning for Good Reason, or James B. Ford having taken normal retirement at age 65.

  3. Exclusive Services. During the term of this Agreement, James B. Ford shall devote his full working time, ability, and attention to the business of the Company, except for time spent on those charitable and civic duties that do not interfere with the Company's business.

  4. Confidentiality of Business Information. James B. Ford agrees that all documents, records, and other information relating to the Company or the Company's business that may hereafter come into his possession may be confidential and proprietary to the Company. James B. Ford specifically agrees to keep confidential and not to divulge to any other party any of such confidential or proprietary information. All documents and records relating to the Company or the Company's business that are developed by James B. Ford or used by him during his employment with the Company shall be deemed to be and are the sole and exclusive property of the Company.

  5. Covenant Not to Compete. During the period James B. Ford is employed by the Company, James B. Ford shall not, in any city, town, community, or other area being served by the Company in the states in which the Company is doing business, directly or indirectly, engage or participate in any activity that is intended to or has the effect of competing with the Company for any existing or prospective customer except on behalf of the Company.

  6. Survival of Covenants and Remedies Upon Default. The terms and provisions of Section 4 above shall survive and remain in full force and effect beyond the expiration or termination of this Agreement. In the event of a breach or a threatened breach by James B. Ford of any provision of Section 4 or 5, the Company shall be entitled, as an absolute right and without the necessity of proving irreparable injury or damages, to an injunction restraining James B. Ford from such breach. Nothing herein shall be construed as prohibiting or restricting the Company from pursuing any other remedies available to it for such breach, including, but not limited to, the recovery of damages from James
B. Ford.

  7. Termination of the Agreement.

  (a) This Agreement shall cease and terminate upon the occurrence of the first to occur of any of the following events: (i) the close of business on [3 years after Merger]; (ii) James B. Ford's death; (iii) James B. Ford's voluntary resignation of employment with the consent of the Company; or (iv) the discharge of James B. Ford by the Company for Cause.

  (b) Termination by the Company of James B. Ford's employment for "Cause" is defined to mean termination upon (i) the willful and continued failure by James B. Ford to perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by James B. Ford for Good Reason) after a written demand for performance is delivered to James B. Ford by the Company's Board of Directors, which demand specifically identifies the manner in which the Board believes that James B. Ford has not performed his duties, or (ii) the willful engaging by James B. Ford in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on James B. Ford's part shall be deemed "willful" unless done, or omitted to be done, by James B. Ford not in good faith and without reasonable belief that James B. Ford's action or omission was in the best interest of the Company. Notwithstanding the foregoing, James B. Ford shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to James B. Ford a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to James B. Ford and an opportunity for James B. Ford, together with James B. Ford's counsel, to be heard before the Board), finding that in the good faith opinion of the Board James B. Ford was guilty of conduct set forth above in clauses (i) or (ii) of the first sentence of this Subsection and specifying the particulars thereof in detail.

  (c) It is also agreed that in the event of James B. Ford's disability prior
to    , and such disability being of such nature that the Company cannot
"reasonably accommodate" the disability, James B. Ford shall be compensated under the Company's applicable disability plan, if any, as then in effect. At the time of such disability, this Agreement shall terminate and no further payments shall be due James B. Ford hereunder. Disability is defined to mean that if, as a result of James B. Ford's incapacity due to physical or mental illness, James B. Ford shall have been absent from the full-time performance of his duties with the Company for twelve (12) consecutive months, and within thirty (30) days after written notice of termination is given, James B. Ford shall not have returned to the full-time performance of his duties.

  (d) If James B. Ford is terminated by the Company for Cause, then James B. Ford's participation and entitlement to benefits in the plans mentioned in
Section 2(b) above, does not automatically terminate unless such termination normally occurs pursuant to the terms and conditions of such plans.

  (e) If James B. Ford is terminated by the Company for reasons other than for Cause or disability, or if James B. Ford resigns for Good Reason, then such termination shall constitute a breach of contract by the Company and during the period commencing on the date of such termination and ending on the third anniversary of the date hereof the Company shall: continue to pay James B. Ford the salary provided in Section 2(a) hereof, payable monthly, at the same annual level as was payable to James B. Ford immediately prior to such termination;

continue to provide James B. Ford with all of the benefits described in
Section 2(b) hereof at the same levels as were provided to James B. Ford prior to such termination; continue to make contributions on behalf of James B. Ford to all pension, retirement, supplemental executive retirement and other plans and programs maintained by the Company and in which James B. Ford participated prior to such termination equal to the amount of the largest contribution with respect to each such plan or program which the Company contributed on behalf of James B. Ford during any of the three calendar years preceding the calendar year wherein such termination occurs; and be liable to James B. Ford for any actual damages sustained by James B. Ford as a result of any such breach of contract.

    (i) Mitigation of Damages. If James B. Ford's employment is terminated pursuant to Section 7(e) hereof, James B. Ford shall have no duty to use his reasonable efforts to mitigate his damages by seeking other employment.

    (ii) Death. If James B. Ford's employment is terminated by reason of James B. Ford's death during the Employment Period, this Agreement shall terminate without further obligations by the Company to James B. Ford's legal representatives under this Agreement other than for payment of the compensation set forth under Section 2 hereof accrued up to the date of James B. Ford's death.

    (iii) Disability. If James B. Ford's employment is terminated by reason of James B. Ford's Disability during the Employment Period, this Agreement shall terminate without further obligations by the Company to James B. Ford under this Agreement other than for payment of the compensation set forth in Section 2 hereof accrued up to the Date of Termination.

    (iv) Cause; Other than for Good Reason. If James B. Ford's employment shall be terminated for Cause during the Employment Period, this Agreement shall termination without further obligations of the Company to James B. Ford under this Agreement other than the payment of the compensation set forth in Section 2 hereof accrued up to the Date of Termination. If James
  B. Ford voluntarily terminates his employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations of the Company to James B. Ford under this Agreement other than the payment of the compensation set forth in Section 2 hereof accrued up to the Date of Termination.

    (v) Good Reason. James B. Ford shall be entitled to terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without James B. Ford's express written consent, the occurrence of any of the following circumstances unless, in the case of Paragraphs
  (A), (E), (F), (G), or (H), such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination, as defined in Subsections (vi) and (vii), respectively, given in respect thereof:

      (A) the assignment to James B. Ford of any duties inconsistent with his status as a senior vice-president of the Company or a substantial and adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to the change in control of the Company;

      (B) a reduction by the Company in James B. Ford's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all of the Company's senior vice-presidents and all senior vice-presidents of any person in control of the Company;

      (C) the Company's requiring James B. Ford to be based anywhere other than the identified in Section 1(c) of this Agreement except for required travel on the Company's business to an extent substantially consistent with his present business travel obligations;

      (D) the failure by the Company, without James B. Ford's consent, to pay to James B. Ford any portion of his current compensation except pursuant to an across-the-board compensation deferral similarly affecting all senior vice-presidents of the Company and all senior vice-presidents of any person in control of the Company, or to pay to James B. Ford any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due;

      (E) the failure by the Company to continue in effect any compensation plan identified in Section 2(b) of this Agreement, including, but not limited to, the Company's Retirement Plan, Employee Stock

    Ownership Plan, Supplemental Executive Benefits Plan and Excess Medical Expense Insurance Plan (otherwise known as the "Mini-Med Plan") or any substitute plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue James B. Ford's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of James B. Ford's participation relative to other participants, as existed as of the date of this Agreement;

      (F) the failure by the Company to continue to provide James B. Ford with benefits substantially similar to those enjoyed by him under any of the Company's pension, life insurance, medical, health and accident, or disability plans identified in Section 2(b) of this Agreement, the taking of any action by the Company which would directly or indirectly materially reduce or deprive James B. Ford of any of such benefits or the failure by the Company to provide James B. Ford with the number of paid vacation days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy;

      (G) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement; or

      (H) any purported termination of James B. Ford's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (vi) below (and, if applicable, the requirements of Section 7(b) and (c) above); for purposes of this Agreement, no such purported termination shall be effective.

  James B. Ford's right to terminate his employment pursuant to this Subsection shall not be affected by his incapacity due to physical or mental illness. The continued employment of James B. Ford shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

    (vi) Notice of Termination. Any purported termination of his employment by the Company or by James B. Ford shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8(b) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of James
  B. Ford's employment under the provision so indicated.

    (vii) Date of Termination, Etc. "Date of Termination" shall mean thirty
  (30) days after Notice of Termination is given.

  8. Miscellaneous.

  (a) Each provision in this Agreement is intended to be severable. If any term or provision hereof is adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason whatsoever, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement. To the extent that any provision of this Agreement, including, but not limited to, any of the provisions of Sections 4 and 5 above, is adjudged to be invalid or unenforceable, such provision shall be construed or limited in such a manner so as to allow the maximum benefit of such provision provided by law.

  (b) Any notice required or permitted by this Agreement shall be in writing and shall be sufficient if sent by registered mail, return receipt requested, to the last known address of the party to whom such notice is to be given. Any notice may be waived in writing by the party entitled to receive it.

  (c) No waiver by any party hereto of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by such party. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by either party or of the breach of any other term or provision of this Agreement.

  (d) The parties hereto may amend and supplement this Agreement only by an instrument in writing that is signed by both parties hereto.

  (e) James B. Ford acknowledges and agrees that the services to be rendered by him hereunder are unique and personal. Accordingly, neither James B. Ford nor the Company may assign any of his or its rights or delegate any of his or its duties under this Agreement.

  (f) This Agreement constitutes the entire agreement between the Company and James B. Ford with respect to the subject matter hereof and supersedes any prior agreements and understanding, oral or written, between the Company and James B. Ford.

  (g) This Agreement is the product of negotiations during which both parties hereto have had an opportunity to consult with counsel and to request alterations, changes, and deletions to the text and understanding hereof. This Agreement shall be construed as if drafted jointly by both parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of such party's particular role in preparing any preliminary or final draft of this Agreement or in drafting any of the provisions of this Agreement.

  (h) This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, representatives, successors, and permitted assigns.

  (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first written above.

                                          Atmos Energy Corporation

-------------------------------------     By: _________________________________
            JAMES B. FORD

                                                         Draft of July 19, 1996

                                  EXHIBIT C-2

                             EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this
    day of      , by and between ATMOS ENERGY CORPORATION, a
corporation (the "Company"), and THOMAS R. BLOSE.

                                  WITNESSETH:

  WHEREAS, on     , 199 , United Cities Gas Company, then an Illinois and
Virginia corporation ("United Cities"), merged with and into the Company (the "Merger"); and

  WHEREAS, at the time of the Merger of United Cities and the Company, Thomas
R. Blose was the Senior Vice President--Operations and Engineering of United Cities; and

  WHEREAS, the Company now desires to retain Thomas R. Blose in its employ as the President of the United Cities operating division of Atmos and as a Vice-President of the Company;

  NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1. Employment and Duties.

  (a) The Company hereby employs Thomas R. Blose, and Thomas R. Blose hereby agrees to render his services to the Company, as President of the United Cities operating division and as a Vice-President of the Company for a period of three years commencing on the date of this Agreement (the "Employment Period").

  (b) Thomas R. Blose's duties as President of the United Cities operating division shall include having the same executive management authority over the United Cities Division commensurate to that authority held by other division presidents of the Company and such other duties and functions as the Company may, from time to time, assign to Thomas R. Blose, with such assigned duties and functions being commensurate with those duties and functions normally delegated to a division president of the Company. Thomas R. Blose agrees that he will perform his duties hereunder to the best of his ability, in a good, faithful, workmanlike, and competent manner and with reasonable care and diligence.

  (c) Initially, Thomas R. Blose's office shall be located at United Cities's headquarters in Brentwood, Tennessee, subject, however, to any relocation thereof that may be mutually agreed upon by the parties.

  2. Salary, Benefits, and Expense Reimbursements.

  (a) In consideration for Thomas R. Blose's services under this Agreement, the Company agrees to pay to Thomas R. Blose an initial salary at the rate of
$    per year, less any applicable adjustments and withholding as are required by law or agreed to by Thomas R. Blose and the Company. Thomas R. Blose's salary shall, during the term hereof, never be less than the amount set forth above as Thomas R. Blose's initial salary, and Thomas R. Blose's initial salary is subject to annual raises as provided in and in accordance with the Company's Salary Administration Plan, as may be amended from time to time. Such salary shall be paid by the Company semi-monthly in accordance with its current or hereinafter established normal procedures and times for payment of its other full-time salaried employees.

  (b) In addition to Thomas R. Blose's salary, Thomas R. Blose shall, during the term hereof, be entitled to the following benefits:

    (i) Coverage under the Company's Mini-Med Plan (as restated effective April 1, 1989), subject, however, to any amendments or modifications or restatements thereof as the Company may, from time to time, make and to the Company's right, in its sole discretion, to terminate such plan in its entirety.

    (ii) Participation in the Company's Annual Performance Bonus Plan for Corporate Officers, subject, however, to any amendments or modifications thereof as the Company may, from time to time, make and to the Company's right, in its sole discretion, to terminate such plan in its entirety.

    (iii) Participation in the Company's Restricted Stock Grant Plan, subject, however, to any amendments or modifications thereof as the Company may, from time to time, make and to the Company's right, in its sole discretion, to terminate such plan in its entirety.

    (iv) Participation in the Company's Supplemental Executive Benefits Plan (the "SEBP"), subject, however, to any amendments or modifications thereof as the Company may, from time to time, make and to the Company's right, in its sole discretion, to terminate such plan in its entirety. The Company will not credit Thomas R. Blose for services performed as an officer of United Cities prior to the effective time of the Merger for eligibility, participation and vesting purposes in the SEBP.

    (v) Participation in the Company's pension, employee stock ownership, welfare benefit and other similar plans to the same extent that the Company makes such plans available to other vice-presidents of the Company, with the understanding that the award of any discretionary bonus, compensation or benefit under such plans will be made using the same criteria and decision-making process as is used in making awards to the Company's other vice-presidents who are eligible for such awards.

    (vi) A company car and country club membership, in each case to the same extent that such benefits are provided to the Company's other division presidents.

    (vii) An office and secretarial staff, in each case to the same extent that such are provided to the Company's other division presidents.

  (c) In addition to the compensation described above, the Company agrees to reimburse Thomas R. Blose for any and all reasonable expenses incurred by him on behalf of the Company, subject to such rules and procedures for reimbursement as may, from time to time, be specified by the Company.

  (d) In addition to the compensation described above, Thomas R. Blose shall be entitled to an employee retention payment of $60,000 if on the expiration of 6 months following the date on which the Merger closed: (i) Thomas R. Blose is an employee of the Company; or (ii) Thomas R. Blose is not an employee of the Company due to Thomas R. Blose's employment being terminated by the Company for reasons other than Cause, Thomas R. Blose resigning for Good Reason, or Thomas R. Blose having taken normal retirement at age 65.

  3. Exclusive Services. During the term of this Agreement, Thomas R. Blose shall devote his full working time, ability, and attention to the business of the Company, except for time spent on those charitable and civic duties that do not interfere with the Company's business.

  4. Confidentiality of Business Information. Thomas R. Blose agrees that all documents, records, and other information relating to the Company or the Company's business that may hereafter come into his possession may be confidential and proprietary to the Company. Thomas R. Blose specifically agrees to keep confidential and not to divulge to any other party any of such confidential or proprietary information. All documents and records relating to the Company or the Company's business that are developed by Thomas R. Blose or used by him during his employment with the Company shall be deemed to be and are the sole and exclusive property of the Company.

  5. Covenant Not to Compete. During the period that Thomas R. Blose is employed by the Company, Thomas R. Blose shall not, in any city, town, community, or other area being served by the Company in the states in which the Company is doing business directly or indirectly, engage or participate in any activity that is intended to or has the effect of competing with the Company for any existing or prospective customer except on behalf of the Company.

  6. Survival of Covenants and Remedies Upon Default. The terms and provisions of Section 4 above shall survive and remain in full force and effect beyond the expiration or termination of this Agreement. In the event of a breach or a threatened breach by Thomas R. Blose of any provision of
Section 4 or 5, the Company shall be entitled, as an absolute right and without the necessity of proving irreparable injury or damages, to an injunction restraining Thomas R. Blose from such breach. Nothing herein shall be construed as prohibiting or restricting the Company from pursuing any other remedies available to it for such breach, including, but not limited to, the recovery of damages from Thomas R. Blose.

  7. Termination of the Agreement.

  (a) This Agreement shall cease and terminate upon the occurrence of the first to occur of any of the following events: (i) the close of business on [3 years after Merger]; (ii) Thomas R. Blose's death; (iii) Thomas R. Blose's voluntary resignation of employment with the consent of the Company; or (iv) the discharge of Thomas R. Blose by the Company for Cause.

  (b) Termination by the Company of Thomas R. Blose's employment for "Cause" is defined to mean termination upon (i) the willful and continued failure by Thomas R. Blose to perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by Thomas R. Blose for Good Reason) after a written demand for performance is delivered to Thomas R. Blose by the Board, which demand specifically identifies the manner in which the Board believes that Thomas R. Blose has not performed his duties, or (ii) the willful engaging by Thomas R. Blose in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on Thomas R. Blose's part shall be deemed "willful" unless done, or omitted to be done, by Thomas R. Blose not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Thomas R. Blose shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Thomas R. Blose a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Thomas R. Blose and an opportunity for Thomas R. Blose, together with Thomas R. Blose's counsel, to be heard before the Board), finding that in the good faith opinion of the Board Thomas R. Blose was guilty of conduct set forth above in clauses (i) or (ii) of the first sentence of this Subsection and specifying the particulars thereof in detail.

  (c) It is also agreed that in the event of Thomas R. Blose's disability prior to , and such disability being of such nature that the Company cannot "reasonably accommodate" the disability, Thomas R. Blose shall be compensated under the Company's applicable disability plan, if any, as then in effect. At the time of such disability, this Agreement shall terminate and no further payments shall be due Thomas R. Blose hereunder. Disability is defined to mean that if, as a result of Thomas R. Blose's incapacity due to physical or mental illness, Thomas R. Blose shall have been absent from the full-time performance of his duties with the Company for twelve (12) consecutive months, and within thirty (30) days after written Notice of Termination is given, Thomas R. Blose shall not have returned to the full-time performance of his duties.

  (d) If Thomas R. Blose is terminated by the Company for Cause, then Thomas
R. Blose's participation and entitlement to benefits in the plans mentioned in
Section 2(b) above, does not automatically terminate unless such termination normally occurs pursuant to the terms and conditions of such plans.

  (e) If Thomas R. Blose is terminated by the Company for reasons other than for Cause or if Thomas R. Blose resigns for Good Reason, then such termination shall constitute a breach of contract by the Company and during the period commencing on the date of such termination and ending on the third anniversary of the date hereof the Company shall: continue to pay Thomas R. Blose the salary provided in Section 2(a) hereof, payable monthly, at the same annual level as was payable to Thomas R. Blose immediately prior to such termination; continue to provide Thomas R. Blose with all of the benefits described in
Section 2(b) hereof at the same levels as were provided to Thomas R. Blose prior to such termination; continue to make contributions on behalf of Thomas
R. Blose to all pension, retirement, supplemental executive retirement and other plans and programs maintained by the Company and in which Thomas R. Blose participated prior to such termination equal to the amount of the largest contribution with respect to each such plan or program which the Company contributed on behalf of Thomas R. Blose during any of the three calendar years preceding the calendar year wherein such termination occurs; and be liable to Thomas R. Blose for any actual damages sustained by Thomas R. Blose as a result of any such breach of contract.

    (i) Mitigation of Damages. If Thomas R. Blose's employment is terminated pursuant to Section 7(e) hereof, Thomas R. Blose shall have no duty to use his reasonable efforts to mitigate his damages by seeking other employment.

    (ii) Death. If Thomas R. Blose's employment is terminated by reason of Thomas R. Blose's death during the Employment Period, this Agreement shall terminate without further obligations by the Company to Thomas R. Blose's legal representatives under this Agreement other than for payment of the compensation set forth under Section 2 hereof accrued up to the date of Thomas R. Blose's death.

    (iii) Disability. If Thomas R. Blose's employment is terminated by reason of Thomas R. Blose's Disability during the Employment Period, this Agreement shall terminate without further obligations by the Company to Thomas R. Blose under this Agreement other than for payment of the compensation set forth in Section 2 hereof accrued up to the Date of Termination.

    (iv) Cause; Other than for Good Reason. If Thomas R. Blose's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations of the Company to Thomas R. Blose under this Agreement other than the payment of the compensation set forth in Section 2 hereof accrued up to the Date of Termination. If Thomas
  R. Blose voluntarily terminates his employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations of the Company to Thomas R. Blose under this Agreement other than the payment of the compensation set forth in Section 2 hereof accrued up to the Date of Termination.

    (v) Good Reason. Thomas R. Blose shall be entitled to terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without Thomas R. Blose's express written consent, the occurrence of any of the following circumstances unless, in the case of Paragraphs (A), (E), (F), (G), or (H), such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination, as defined in Subsections (vii) and (viii), respectively, given in respect thereof:

      (A) the assignment to Thomas R. Blose of any duties inconsistent with his status as a vice-president of the Company or a substantial and adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to the change in control of the Company;

      (B) a reduction by the Company in Thomas R. Blose's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all vice-presidents of the Company and all vice-presidents of any person in control of the Company;

      (C) the Company's requiring Thomas R. Blose to be based anywhere other than the offices identified in Section 1(c) of this Agreement except for required travel on the Company's business to an extent substantially consistent with his present business travel obligations;

      (D) the failure by the Company, without Thomas R. Blose's consent, to pay to Thomas R. Blose any portion of his current compensation except pursuant to an across-the-board compensation deferral similarly affecting all Company vice-presidents and all vice-presidents of any person in control of the Company, or to pay to Thomas R. Blose any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due;

      (E) the failure by the Company to continue in effect any compensation plan identified in Section 2(b) of this Agreement, including, but not limited to, the Company's Retirement Plan, Employee Stock Ownership Plan, Supplemental Executive Benefits Plan and Excess Medical Expense Insurance Plan (otherwise known as the "Mini-Med" Plan) or any substitute plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Thomas R. Blose's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Thomas R. Blose's participation relative to other participants, as existed as of the date of this Agreement;

      (F) the failure by the Company to continue to provide Thomas R. Blose with benefits substantially similar to those enjoyed by him under any of the Company's pension, life insurance, medical, health and accident, or disability plans identified in Section 2(b) of this Agreement, the taking of any action by the Company which would directly or indirectly materially reduce or deprive Thomas R. Blose of any of such benefits, or the failure by the Company to provide Thomas R. Blose with the number of paid vacation days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy;

      (G) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement; or

      (H) any purported termination of Thomas R. Blose's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (vi) below (and, if applicable, the requirements of Sections 7(b) and (c) above); for purposes of this Agreement, no such purported termination shall be effective.

  Thomas R. Blose's right to terminate his employment pursuant to this Subsection shall not be affected by his incapacity due to physical or mental illness. The continued employment of Thomas R. Blose shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

    (vi) Notice of Termination. Any purported termination of your employment by the Company or by Thomas R. Blose shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Thomas R. Blose's employment under the provision so indicated.

    (vii) Date of Termination, Etc. "Date of Termination" shall mean thirty
  (30) days after Notice of Termination is given.

  8. Miscellaneous.

  (a) Each provision in this Agreement is intended to be severable. If any term or provision hereof is adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason whatsoever, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement. To the extent that any provision of this Agreement, including, but not limited to, any of the provisions of Sections 4 and 5 above, is adjudged to be invalid or unenforceable, such provision shall be construed or limited in such a manner so as to allow the maximum benefit of such provision provided by law.

  (b) Any notice required or permitted by this Agreement shall be in writing and shall be sufficient if sent by registered mail, return receipt requested, to the last known address of the party to whom such notice is to be given. Any notice may be waived in writing by the party entitled to receive it.

  (c) No waiver by any party hereto of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by such party. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by either party or of the breach of any other term or provision of this Agreement.

  (d) The parties hereto may amend and supplement this Agreement only by an instrument in writing that is signed by both parties hereto.

  (e) Thomas R. Blose acknowledges and agrees that the services to be rendered by him hereunder are unique and personal. Accordingly, neither Thomas R. Blose nor the Company may assign any of his or its rights or delegate any of his or its duties under this Agreement.

  (f) This Agreement constitutes the entire agreement between the Company and Thomas R. Blose with respect to the subject matter hereof and supersedes any prior agreements and understanding, oral or written, between the Company and Thomas R. Blose.

  (g) This Agreement is the product of negotiations during which both parties hereto have had an opportunity to consult with counsel and to request alterations, changes, and deletions to the text and understanding hereof. This Agreement shall be construed as if drafted jointly by both parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of such party's particular role in preparing any preliminary or final draft of this Agreement or in drafting any of the provisions of this Agreement.

  (h) This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, representatives, successors, and permitted assigns.

  (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first written above.

                                          Atmos Energy Corporation

-------------------------------------     By: _________________________________
           THOMAS R. BLOSE

                                                         Draft of July 19, 1996

                                  EXHIBIT C-3

                             EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this
    day of     , by and between ATMOS ENERGY CORPORATION, a       corporation
(the "Company"), and GENE C. KOONCE.

                                  WITNESSETH:

  WHEREAS, on    , 199  , United Cities Gas Company, then an Illinois and
Virginia corporation ("United Cities"), merged with and into the Company (the "Merger"); and

  WHEREAS, at the time of the Merger of United Cities and the Company, Gene C. Koonce was the Chairman of the Board, President and Chief Executive Officer of United Cities; and

  WHEREAS, the Company now desires to retain Gene C. Koonce in its employ as the Vice Chairman of the Board of Directors;

  NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1. Employment and Duties.

  (a) The Company hereby employs Gene C. Koonce, and Gene C. Koonce hereby agrees to render his services to the Company, as Vice Chairman of the Board of Directors for a period of six months commencing on the date of this Agreement (the "Employment Period").

  (b) Gene C. Koonce's duties as Vice Chairman of the Board of Directors shall include merger assimilation duties mutually agreed upon by Gene C. Koonce and the Company's Chairman of the Board of Directors and such other duties and functions as the Company may, from time to time, assign to Gene C. Koonce. Gene C. Koonce agrees that he will perform his duties hereunder to the best of his ability, in a good, faithful, workmanlike, and competent manner and with reasonable care and diligence.

  (c) Initially, Gene C. Koonce's office shall be located in United Cities's headquarters in Brentwood, Tennessee, subject, however, to any relocation thereof that may be mutually agreed upon by the parties.

  2. Salary, Benefits, and Expense Reimbursements.

  (a) In consideration for Gene C. Koonce's services under this Agreement, the Company agrees to pay to Gene C. Koonce an initial salary at the rate of $ per year, less any applicable adjustments and withholding as are required by law or agreed to by Gene C. Koonce and the Company. Such salary shall be paid by the Company semi-monthly in accordance with its current or hereinafter established normal procedures and times for payment of its other full-time salaried employees.

  (b) In addition to Gene C. Koonce's salary, Gene C. Koonce shall, during the term hereof, be entitled to the following benefits:

    (i) Coverage under the Company's Mini-Med Plan (as restated effective April 1, 1989), subject, however, to any amendments or modifications or restatements thereof as the Company may, from time to time, make and to the Company's right, in its sole discretion, to terminate such plan in its entirety.

    (ii) Participation in the Company's Annual Performance Bonus Plan for Corporate Officers, subject, however, to any amendments or modifications thereof as the Company may, from time to time, make and to the Company's right, in its sole discretion, to terminate such plan in its entirety.

    (iii) Participation in the Company's Restricted Stock Grant Plan, subject, however, to any amendments or modifications thereof as the Company may, from time to time, make and to the Company's right, in its sole discretion, to terminate such plan in its entirety.

    (iv) Participation in the Company's Supplemental Executive Benefits Plan (the "SEBP"), subject, however, to any amendments or modifications thereof as the Company may, from time to time, make and to the Company's right, in its sole discretion, to terminate such plan in its entirety. The Company will credit Gene C. Koonce for services performed as an officer of United Cities prior to the effective time of the Merger for eligibility, participation and vesting purposes in the SEBP. Gene C. Koonce, upon his execution and delivery of this Agreement, hereby waives and relinquishes all of his rights to receive benefits under any United Cities SEBP or substantially similar type plan.

    (v) Participation in the Company's pension, employee stock ownership, welfare benefit and other similar plans to the same extent that the Company makes such plans available to other senior executives of the Company, with the understanding that the award of any discretionary bonus, compensation or benefit under such plans will be made using the same criteria and decision-making process as is used in making awards to the Company's other senior executives who are eligible for such awards.

    (vi) A car allowance and country club membership, in each case to the same extent that such benefits are provided to the Company's other senior executives.

    (vii) Maintenance of Gene C. Koonce's current office and secretarial staffing until Gene C. Koonce retires from active employment with the Company.

    (viii) Participation in the Company's [Retirement Plan for its Board of Directors]. Any time spent by Gene C. Koonce on United Cities' Board of Directors will be credited as service time under the Company's [Retirement Plan for its Board of Directors].

  (c) In addition to the compensation described above, the Company agrees to reimburse Gene C. Koonce for any and all reasonable expenses incurred by him on behalf of the Company, subject to such rules and procedures for reimbursement as may, from time to time, be specified by the Company.

  (d) In addition to the compensation described above, Gene C. Koonce shall be entitled to an employee retention payment of $60,000 if on the expiration of 6 months following the date on which the Merger closed: (i) Gene C. Koonce is an employee of the Company; or (ii) Gene C. Koonce is not an employee of the Company due to Gene C. Koonce's employment being terminated by the Company for reasons other than Cause, Gene C. Koonce resigning for Good Reason, or Gene C. Koonce having taken normal retirement at age 65.

  3. Exclusive Services. During the term of this Agreement, Gene C. Koonce shall devote his full working time, ability, and attention to the business of the Company, except for time spent on those charitable and civic duties that do not interfere with the Company's business.

  4. Confidentiality of Business Information. Gene C. Koonce agrees that all documents, records, and other information relating to the Company or the Company's business that may hereafter come into his possession may be confidential and proprietary to the Company. Gene C. Koonce specifically agrees to keep confidential and not to divulge to any other party any of such confidential or proprietary information. All documents and records relating to the Company or the Company's business that are developed by Gene C. Koonce or used by him during his employment with the Company shall be deemed to be and are the sole and exclusive property of the Company.

  5. Covenant Not to Compete. During the period that Gene C. Koonce is employed by the Company, Gene C. Koonce shall not, in any city, town, community, or other area being served by the Company in the states in which the Company is doing business, directly or indirectly, engage or participate in any activity that is intended to or has the effect of competing with the Company for any existing or prospective customer except on Behalf of the Company.

  6. Survival of Covenants and Remedies Upon Default. The terms and provisions of Section 4 above shall survive and remain in full force and effect beyond the expiration or termination of this Agreement. In the event of a breach or a threatened breach by Gene C. Koonce of any provision of Section 4 or 5, the Company shall be entitled, as an absolute right and without the necessity of proving irreparable injury or damages, to an injunction restraining Gene C. Koonce from such breach. Nothing herein shall be construed as prohibiting or restricting the Company from pursuing any other remedies available to it for such breach, including, but not limited to, the recovery of damages from Gene
C. Koonce.

  7. Termination of the Agreement.

  (a) This Agreement shall cease and terminate upon the occurrence of the first to occur of any of the following events: (i) the close of business on [6 months after the Merger]; (ii) Gene C. Koonce's death; (iii) Gene C. Koonce's voluntary resignation of employment; or (iv) the discharge of Gene C. Koonce by the Company for Cause.

  (b) Termination by the Company of Gene C. Koonce's employment for "Cause" is defined to mean termination upon (i) the willful and continued failure by Gene
C. Koonce to perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by Gene C. Koonce for Good Reason) after a written demand for performance is delivered to Gene C. Koonce by the Board, which demand specifically identifies the manner in which the Board believes that Gene C. Koonce has not performed his duties, or (ii) the willful engaging by Gene C. Koonce in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on Gene C. Koonce's part shall be deemed "willful" unless done, or omitted to be done, by Gene C. Koonce not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Gene C. Koonce shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Gene C. Koonce a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Gene C. Koonce and an opportunity for Gene C. Koonce, together with Gene C. Koonce's counsel, to be heard before the Board), finding that in the good faith opinion of the Board Gene C. Koonce was guilty of conduct set forth above in clauses (i) or
(ii) of the first sentence of this Subsection and specifying the particulars thereof in detail.

  (c) If Gene C. Koonce is terminated by the Company for Cause, then Gene C. Koonce's participation and entitlement to benefits in the plans mentioned in
Section 2(b) above, does not automatically terminate unless such termination normally occurs pursuant to the terms and conditions of such plans.

  (d) If Gene C. Koonce is terminated by the Company for reasons other than for Cause or disability, or if Gene C. Koonce resigns for Good Reason, then such termination shall constitute a breach of contract by the Company and during the period commencing on the date of such termination and ending on the sixth month anniversary of the date hereof the Company shall: continue to pay Gene C. Koonce the salary provided in Section 2(a) hereof, payable monthly, at the same annual level as was payable to Gene C. Koonce immediately prior to such termination; continue to provide Gene C. Koonce with all of the benefits described in Section 2(b) hereof at the same levels as were provided to Gene
C. Koonce prior to such termination; continue to make contributions on behalf of Gene C. Koonce to all pension, retirement, supplemental executive retirement and other plans and programs maintained by the Company and in which Gene C. Koonce participated prior to such termination equal to the amount of the largest contribution with respect to each such plan or program which the Company contributed on behalf of Gene C. Koonce during any of the three calendar years preceding the calendar year wherein such termination occurs; and be liable to Gene C. Koonce for any actual damages sustained by Gene C. Koonce as a result of any such breach of contract.

    (i) Mitigation of Damages. If Gene C. Koonce's employment is terminated pursuant to Section 7(e) hereof, Gene C. Koonce shall have no duty to use his reasonable efforts to mitigate his damages by seeking other employment.

    (ii) Death. If Gene C. Koonce's employment is terminated by reason of Gene C. Koonce's death during the Employment Period, this Agreement shall terminate without further obligations by the Company to Gene C. Koonce's legal representatives under this Agreement other than for payment of the compensation set forth under Section 2 hereof accrued up to the date of Gene C. Koonce's death.

    (iii) Disability. If Gene C. Koonce's employment is terminated by reason of Gene C. Koonce's Disability during the Employment Period, this Agreement shall terminate without further obligations by the Company to Gene C. Koonce under this Agreement other than for payment of the compensation set forth in Section 2 hereof accrued up to the Date of Termination.

    (iv) Cause; Other than for Good Reason. If Gene C. Koonce's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations of the Company to Gene C. Koonce under this Agreement other than the payment of the compensation set forth in Section 2 hereof accrued up to the Date of Termination. If Gene C. Koonce voluntarily terminates his employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations of the Company to Gene C. Koonce under this Agreement other than the payment of the compensation set forth in Section 2 hereof accrued up to the Date of Termination.

    (v) Good Reason. Gene C. Koonce shall be entitled to terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without Gene C. Koonce's express written consent, the occurrence of any of the following circumstances unless, in the case of Paragraphs (A), (E), (F), (G), or (H), such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination, as defined in Subsections (vi) and (vii), respectively, given in respect thereof:

      (A) the assignment to Gene C. Koonce of any duties inconsistent with his status as a senior executive officer of the Company or a substantial and adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to the change in control of the Company;

      (B) a reduction by the Company in Gene C. Koonce's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company;

      (C) the Company's requiring Gene C. Koonce to be based anywhere other than the offices identified in Section 1(c) of this Agreement except for required travel on the Company's business to an extent substantially consistent with his present business travel obligations;

      (D) the failure by the Company, without Gene C. Koonce's consent, to pay to Gene C. Koonce any portion of his current compensation except pursuant to an across-the-board compensation deferral similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company, or to pay to Gene
    C. Koonce any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due;

      (E) the failure by the Company to continue in effect any compensation plan identified in Section 2(b) of this Agreement, including, but not limited to, the Company's Retirement Plan, Employee Stock Ownership Plan, Supplemental Executive Benefits Plan and Excess Medical Expense Insurance Plan (otherwise known as the "Mini-Med Plan") or any substitute plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Gene C. Koonce's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Gene C. Koonce's participation relative to other participants, as existed as of the date of this Agreement;

      (F) the failure by the Company to continue to provide Gene C. Koonce with benefits substantially similar to those enjoyed by him under any of the Company's pension, life insurance, medical, health and accident, or disability plans identified in Section 2(b) of this Agreement, the taking of any action by the Company which would directly or indirectly materially reduce or deprive Gene C. Koonce of any of such benefits, or the failure by the Company to provide Gene C. Koonce with the number of paid vacation days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy;

      (G) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement; or

      (H) any purported termination of Gene C. Koonce's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (vi) below (and, if applicable, the requirements of Sections 7(b) and (c) above); for purposes of this Agreement, no such purported termination shall be effective.

  Gene C. Koonce's right to terminate his employment pursuant to this Subsection shall not be affected by his incapacity due to physical or mental illness. The continued employment of Gene C. Koonce shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

    (vi) Notice of Termination. Any purported termination of his employment by the Company or by Gene C. Koonce shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8(b) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Gene
  C. Koonce's employment under the provision so indicated.

    (vii) Date of Termination, Etc. "Date of Termination" shall mean ten days after Notice of Termination is given.

  8. Miscellaneous.

  (a) Each provision in this Agreement is intended to be severable. If any term or provision hereof is adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason whatsoever, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement. To the extent that any provision of this Agreement, including, but not limited to, any of the provisions of Sections 4 and 5 above, is adjudged to be invalid or unenforceable, such provision shall be construed or limited in such a manner so as to allow the maximum benefit of such provision provided by law.

  (b) Any notice required or permitted by this Agreement shall be in writing and shall be sufficient if sent by registered mail, return receipt requested, to the last known address of the party to whom such notice is to be given. Any notice may be waived in writing by the party entitled to receive it.

  (c) No waiver by any party hereto of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by such party. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by either party or of the breach of any other term or provision of this Agreement.

  (d) The parties hereto may amend and supplement this Agreement only by an instrument in writing that is signed by both parties hereto.

  (e) Gene C. Koonce acknowledges and agrees that the services to be rendered by him hereunder are unique and personal. Accordingly, neither Gene C. Koonce nor the Company may assign any of his or its rights or delegate any of his or its duties under this Agreement.

  (f) This Agreement constitutes the entire agreement between the Company and Gene C. Koonce with respect to the subject matter hereof and supersedes any prior agreements and understanding, oral or written, between the Company and Gene C. Koonce.

  (g) This Agreement is the product of negotiations during which both parties hereto have had an opportunity to consult with counsel and to request alterations, changes, and deletions to the text and understanding hereof. This Agreement shall be construed as if drafted jointly by both parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of such party's particular role in preparing any preliminary or final draft of this Agreement or in drafting any of the provisions of this Agreement.

  (h) This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, representatives, successors, and permitted assigns.

  (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first written above.

                                          Atmos Energy Corporation

-------------------------------------     By: _________________________________
GENE C. KOONCE

                                                                      EXHIBIT D

                                PLAN OF MERGER

  This PLAN OF MERGER (this "Plan") by and between ATMOS ENERGY CORPORATION, a Texas corporation ("Atmos"), and UNITED CITIES GAS COMPANY, an Illinois and Virginia corporation ("United Cities"). Pursuant to this Plan, United Cities shall be merged with and into Atmos, with Atmos as the surviving corporation (the "Merger"), and the outstanding capital stock of United Cities shall be converted into the right to receive shares of capital stock of Atmos.

                             W I T N E S S E T H:

  WHEREAS, Atmos is a corporation duly organized and existing under the laws of the State of Texas, and United Cities is a corporation duly organized and existing under the laws of the States of Illinois and Virginia;

  WHEREAS, Atmos and United Cities have entered into an Agreement and Plan of Reorganization dated July 19, 1996, as amended by Amendment No. 1 to Agreement and Plan of Reorganization dated October 3, 1996 (the "Reorganization Agreement"), which contemplates the merger of United Cities with and into Atmos, with Atmos as the surviving corporation as provided in this Plan; and

  WHEREAS, the respective Boards of Directors of Atmos and United Cities have duly authorized the execution of this Plan and have directed that the Merger be submitted to their respective shareholders for a vote in accordance with the requirements of the Texas Business Corporation Act, the Illinois Business Corporation Act, and the Virginia Stock Corporation Act, the Boards of Directors and shareholders of Atmos and United Cities have approved the Merger, and the Board of Directors and shareholders of Atmos have authorized the issuance of shares of the common stock, no par value, of Atmos (the "Atmos Stock") in connection with the Merger;

  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                      Merger of United Cities into Atmos

  Section 1.01 The Merger. In accordance with the Texas Business Corporation Act, the Illinois Business Corporation Act, and the Virginia Stock Corporation Act, United Cities shall be merged with and into Atmos at the effective time of the Merger (the "Effective Time"). Following the Merger, the separate corporate existence of United Cities shall cease and Atmos shall be the surviving corporation, organized under the laws of the State of Texas and the Commonwealth Virginia (the "Surviving Corporation").

  Section 1.02 Effects of the Merger.

  (a) The Merger shall have the effects set forth in the applicable provisions of the Texas Business Corporation Act, the Illinois Business Corporation Act, and the Virginia Stock Corporation Act. Without limiting the generality of the foregoing sentence, and subject thereto, at the Effective Time, by operation of law, all of the property, rights, privileges, powers and franchises of United Cities and Atmos shall vest in the Surviving Corporation, and all debts, liabilities and obligations of United Cities and Atmos shall be assumed by the Surviving Corporation and shall become the debts, liabilities and obligations of the Surviving Corporation.

  (b) If, at any time after the Merger, the Surviving Corporation shall deem it necessary to obtain further assignments or documents to vest, perfect, confirm or record in the Surviving Corporation title to any property or rights of United Cities acquired as a result of the Merger, United Cities hereby authorizes the officers and directors of the Surviving Corporation or its successors to execute and deliver on behalf of and in the name of United Cities all such proper deeds, assignments and other instruments and to do all things necessary and proper to vest, perfect, confirm or record title to such property or rights in the Surviving Corporation or its successor.

  Section 1.03 Articles of Incorporation; Bylaws.

  (a) The Restated Articles of Incorporation of Atmos, as in effect immediately prior to the Effective Time, shall be amended as provided herein, and such Restated Articles of Incorporation, as so amended, shall be the Articles of Incorporation of the Surviving Corporation, without any other modification or amendment until thereafter amended as provided by law. A copy of the Restated Articles of Incorporation of Atmos as amended hereby is attached hereto as Exhibit A.

  (b) The text of Article One, Article Two and Article Three of the Restated Articles of Incorporation of Atmos shall be amended and restated in their entirety to read as follows:

                                 "ARTICLE ONE

       Atmos Energy Corporation, pursuant to the provisions of
     Article 4.07 of the Texas Business Corporation Act, adopted Restated Articles of Incorporation, which accurately copied the Articles of Incorporation and all amendments thereto that were in effect to date and such Restated Articles of Incorporation contained no change in any provision thereof.

                                  ARTICLE TWO

       Such Restated Articles of Incorporation were adopted by resolution of the board of directors of the corporation on the 8th day of November, 1989.

                                 ARTICLE THREE

       The Restated Articles of Incorporation have been further amended pursuant to that certain Plan of Merger by and between Atmos Energy Corporation and United Cities Gas Company, an Illinois and Virginia corporation. The Articles of Incorporation and all amendments and supplements thereto as superseded by the Restated Articles of Incorporation and as amended pursuant to the Plan of Merger are as follows:"

  (c) The text of Article II of the Restated Articles of Incorporation of Atmos shall be amended and restated in its entirety to read as follows:

                                  ARTICLE II.

       The purposes for which the Corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, including, but not limited to, the transportation and distribution of natural gas by pipeline as a public utility, except that with respect to the Commonwealth of Virginia, the Corporation may only conduct such business as is permitted to be conducted by a public service company engaged in the transportation and distribution of natural gas by pipeline."

  (d) The text of Article III of the Restated Articles of Incorporation of Atmos shall be amended and restated in its entirety to read as follows:

                                 "ARTICLE III.

       The Corporation is incorporated in the State of Texas and the Commonwealth of Virginia. The post office address of the registered office of this Corporation in the State of Texas is Three Lincoln Centre, Suite 1800, 5430 LBJ Freeway, Dallas, Texas 75240, and the registered agent for service of this Corporation at the same address is Glen A. Blanscet.
     The post office address of the registered office of this Corporation in the Commonwealth of Virginia is Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond,
     Virginia 23219-4074, and the registered agent for service of this Corporation at the same address is Allen C. Goolsby, III, such registered agent being a resident of the Commonwealth of Virginia and a member of the Virginia State Bar."

  (e) The text of Article VI of the Restated Articles of Incorporation of Atmos shall be amended and restated in its entirety to read as follows:

                                  "ARTICLE VI.

       1. Number of Directors. The number of directors constituting the present board of directors is fifteen (15); however, thereafter the number of directors constituting the Board of Directors shall be fixed by the Bylaws of the Corporation. No director shall be removed during his term of office except for cause and by the affirmative vote of the holders of seventy-five percent (75%) of the shares then entitled to vote at an election of directors. The names and addresses of the persons who are to serve as directors until the next annual meeting of the shareholders or until their successors are duly elected and qualified are as follows:

      NAME                                                     ADDRESS
      ----                                                     -------
      Travis W. Bain II............................. 2001 Coit Road, Suite 130
                                                     Plano, TX 75075
      Dan Busbee.................................... 2200 Ross Avenue
                                                     Suite 2200
                                                     Dallas, TX 75201
      Richard W. Cardin............................. 107 Sheffield Court
                                                     Nashville, TN 37215
      Thomas J. Garland............................. Tusculum College
                                                     McCormick Hall, 1st Floor
                                                     Greeneville, TN 37743
      Gene C. Koonce................................ 5300 Maryland Way
                                                     Brentwood, TN 37027
      Vincent J. Lewis.............................. Meadows Office Complex
                                                     301 Route #17, North
                                                     Rutherford, NJ 07070
      Thomas C. Meredith............................ Western Kentucky University
                                                     Bowling Green, KY 42101
      Phillip E. Nichol............................. 301 Commerce, Suite 2800
                                                     Ft. Worth, TX 76102
      John W. Norris, Jr. .......................... P.O. Box 799900
                                                     Dallas, TX 75379
      James F. Purser............................... Three Lincoln Centre
                                                     Suite 1800
                                                     5430 LBJ Freeway
                                                     Dallas, TX 75240
      Carl S. Quinn................................. 14 East 75th Street, #8B
                                                     New York, NY 10021
      Lee E. Schlessman............................. 1301 Pennsylvania Street
                                                     Penn Center
                                                     Suite 800
                                                     Denver, CO 80203
      Robert F. Stephens............................ Three Lincoln Centre
                                                     Suite 1800
                                                     5430 LBJ Freeway
                                                     Dallas, TX 75240

      NAME                                                        ADDRESS
      ----                                                        -------
      Charles K. Vaughan................................... Three Lincoln Centre
                                                            Suite 1800
                                                            5430 LBJ Freeway
                                                            Dallas, TX 75240
      Richard Ware II...................................... Plaza One/Box One
                                                            Amarillo, TX 79105

       2. Election and Term. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Directors shall be elected by a majority vote of the shares of the Common Stock entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected by the shareholders to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office."

  (f) The text of Subsection 2.01 of Article VII of the Restated Articles of Incorporation of Atmos shall be amended and restated in its entirety as follows:

       "2.01 Subject to the provisions of law, including the Texas Business Corporation Act and the Virginia Stock Corporation Act and to the conditions set forth in any resolution of the Board of Directors of the Corporation, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor."

  (g) The text of Article X of the Restated Articles of Incorporation of Atmos shall be amended and restated in its entirety as follows:

                                  "ARTICLE X.

       No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director, except for liability for (i) a breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of a director is expressly provided by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend. If the laws of the State of Texas or the Commonwealth of Virginia are hereafter amended to authorize corporate action further eliminating or limiting the personal liability of a director of the Corporation, then the liability of a director of the Corporation shall thereupon automatically be eliminated or limited to the fullest extent permitted by the laws of the State of Texas and the

     Commonwealth of Virginia. Any repeal or modification of this
     Article X by the shareholders of the Corporation shall not adversely affect any right or protection of a director existing at the time of such repeal or modification with respect to such events or circumstances occurring or existing prior to such time."

  (h) The Bylaws of Atmos, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, without any modification or amendment until thereafter amended as provided by law.

  Section 1.04 Directors and Officers.

  (a) At the Effective Time, the number of directors of the Surviving Corporation shall be fifteen (15), and thereafter shall be set in the manner provided in the Bylaws of the Surviving Corporation. The directors of the Surviving Corporation shall be the eleven (11) directors of Atmos in office at and as of the Effective Time and the following four (4) former directors of United Cities: Messrs. Gene C. Koonce, Thomas J. Lewis, Thomas J. Garland and Richard W. Cardin. Each of the Atmos directors in office prior to the Effective Time shall continue to serve in the class and for the term that he was serving at and as of the Effective Time, and the following directors shall serve in the classes and for the terms indicated: Mr. Koonce (Class I, with a term expiring in 1999); Mr. Lewis, (Class I, with a term expiring in 1999); Mr. Cardin (Class II, with a term expiring in 1997); and Mr. Garland (Class III, with a term expiring in 1998). All of such directors shall remain in office until their respective successors are duly elected or appointed and qualified.

  (b) The officers of Atmos in office at and as of the Effective Time shall remain the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE II

                       Conversion and Exchange of Shares

  Section 2.01 Conversion of Shares. (a) At and as of the Effective Time, each outstanding share of the common stock of United Cities (the "United Cities Stock") automatically shall become and be converted into the right to receive one (1) share of Atmos Stock (as the same may be adjusted in accordance with the terms hereof). The exchange ratio set forth in the immediately preceding sentence shall be appropriately and proportionately adjusted in the event of any stock dividend on, or stock split or stock combination of, or any other like change in the Atmos Stock or the United Cities Stock based on a record date occurring during the period from July 19, 1996 until immediately prior to the Effective Time.

  (b) At and as of the Effective Time, each share of the United Cities Stock then held in the treasury of United Cities, if any, shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled without payment of any consideration therefor and without any conversion thereof.

  (c) No fraction of a share of Atmos Stock will be issuable upon the conversion of shares of United Cities Stock in the Merger. Instead, each shareholder of United Cities who but for this provision would be entitled to a fractional share of Atmos Stock shall, upon surrender to Atmos' Paying Agent (as hereinafter defined) of his certificate or certificates formerly representing shares of United Cities Stock (each, an "Old Certificate"), receive in lieu of such fractional share, and without interest, a cash amount determined by multiplying such fraction by the average of the closing sale prices for a share of Atmos Stock, as reported on the NYSE, for the five (5) business days prior to the date on which the Effective Time shall occur.

  Section 2.02 Exchange of Certificates. (a) Following the Effective Time, the shareholders of United Cities shall deliver to the Paying Agent their Old Certificates. Upon surrender to the Paying Agent of outstanding Old Certificates, the holder of such Old Certificate or Old Certificates shall receive in exchange therefor a certificate (a "New Certificate") representing whole shares of the Atmos Stock (the "Atmos Shares") and cash in lieu of fractional shares in accordance with the provisions of Sections 2.01(a) and 2.01(c) of this Plan. Until so surrendered and exchanged, each Old Certificate shall be deemed at and after the Effective Time to represent only the right to receive upon such surrender a New Certificate representing Atmos Shares and cash in lieu of fractional shares without any interest thereon. All rights to receive the Atmos Shares into which the shares of United Cities Stock are converted, and cash in lieu of fractional shares, pursuant to this Plan shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such United Cities Stock.

  (b) The New Certificates representing the Atmos Shares to be issued in connection with the Merger shall in each case be issued to the person in whose name the surrendered Old Certificate or Old Certificates is or are registered. A restrictive legend shall be placed on the New Certificates representing those Atmos Shares issued to persons who (i) were affiliates of United Cities prior to the Merger, and/or (ii) become affiliates of Atmos after the Merger, and a notation shall be made in the appropriate records of Atmos, indicating that the shares represented thereby are subject to certain restrictions on transfer.

  (c) At the Effective Time, the stock transfer books of United Cities shall be closed, and there shall be no further registration or transfers of shares of United Cities Stock thereafter in the records of United Cities.

  (d) Unless and until an Old Certificate shall be surrendered to the Paying Agent as set forth herein, the holder of such Old Certificate shall not receive any dividends or other distributions payable to record holders of the Atmos Stock. Upon and after such surrender, there shall be paid (without interest) to the record holder of the New Certificate issued and exchanged for such Old Certificate, the amount of any such dividend or other distribution (the record date for the payment of which was after the Effective Time) not previously paid to such holder. Holders of New Certificates who shall have surrendered their Old Certificates prior to any dividend record date will receive their dividends on the corresponding payment date.

  (e) The Atmos Shares issuable in the Merger are hereinafter called the "Merger Consideration." Immediately following the Effective Time, Atmos shall deposit or cause to be deposited in trust with a bank or trust company to be designated by Atmos (the "Paying Agent"), as agent for the holders of the Old Certificates, the certificates representing the Atmos Shares that constitute the Merger Consideration. As soon as practicable after the Effective Time, the Paying Agent shall cause to be mailed, and shall make available at the offices of the Paying Agent, to each person entitled to receive the Merger Consideration, a form of a letter of transmittal and instructions for use in effecting the surrender for payment of the Old Certificates which, immediately prior to the Effective Time, represented shares of United Cities Stock. Upon surrender to the Paying Agent of such Old Certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Paying Agent shall promptly deliver the Merger Consideration to the persons entitled thereto, less any amount required to be withheld under applicable federal income tax regulations. If payment is to be made to a person other than the registered holder of the Old Certificate surrendered, it shall be a condition of such payment that the Old Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay any transfer taxes required by reason of the payment to a person other than the registered holder of the Old Certificate surrendered or establish to the satisfaction of Atmos and the Paying Agent that such tax has been paid or is not applicable. The Paying Agent shall be authorized to deliver the Merger Consideration with respect to any Old Certificate for United Cities Stock theretofore issued which has been lost or destroyed, upon receipt of evidence satisfactory to Atmos and the Paying Agent of ownership of the United Cities Stock represented thereby and of appropriate indemnification. One year following the Effective Time, Atmos, as the surviving corporation in the Merger, shall be entitled to require the Paying Agent to deliver to Atmos any certificates representing United Cities Stock which have not been disbursed to holders of Old Certificates representing United Cities Stock outstanding immediately prior to the Effective Time, and thereafter such holders shall be entitled to look only to Atmos (subject to abandoned property, escheat, or other similar laws) for the New Certificates representing Atmos Shares payable upon due surrender of their Old Certificates representing United Cities Stock. Atmos shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of the Merger Consideration for certificates representing United Cities Stock.

  Section 2.03. Dissenting Shares. Notwithstanding anything in this Plan to the contrary, shares of United Cities Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder of United Cities Stock who has not voted such shares in favor of adoption of this Plan and shall have properly demanded dissenters' rights for such shares in the manner provided in Section 11.70(a) of the Illinois Business Corporation Act ("United Cities Dissenting Shares") shall not be converted into the right to receive the Merger Consideration unless and until such holder becomes ineligible for such dissenters' rights. If such holder becomes ineligible for such dissenters' rights, then, as of the Effective Time or the occurrence of such event, whichever occurs last, such shares shall thereupon cease to be United Cities Dissenting Shares and shall be converted into the right to receive the Merger Consideration as provided in Section 2.01 hereof.

  Section 2.04 Treatment of United Cities Options. Following the consummation of the Merger, Atmos agrees to continue in effect the United Cities Gas Company Long-Term Stock Plan of 1989, as amended. Persons holding options under such plan shall be allowed to exercise their options for Atmos Stock at the exchange rate set forth in Section 2.01. Persons holding stock appreciation rights under such plan shall be allowed to exercise such rights based on the price of Atmos Stock taking into account the exchange rate set forth in Section 2.01.

                                  ARTICLE III

                                Effective Time

  Section 3.01. Effective Time. The Merger shall become effective upon the filing of articles of merger or the issuance of a certificate of merger, as applicable, in accordance with applicable law (the "Effective Time").

  Section 3.02 Amendment. At any time before or after the approval of the Reorganization Agreement and this Plan by the respective shareholders of Atmos and United Cities and prior to the Effective Time, the Reorganization Agreement and this Plan may be amended in writing by Atmos and United Cities; provided, however, that after submission of the Plan to the shareholders of either party to the Merger, no amendment may be made which would (i) increase or decrease the amount or change the type of consideration into which each share of United Cities Stock shall be converted upon consummation of the Merger or (ii) otherwise be in conflict with (S)13.1-718(I) of the Virginia Stock Corporation Act. This Plan may not be amended except by an instrument in writing signed by the parties hereto.

  Section 3.03 Abandonment. The Merger may be abandoned at any time prior to the Effective Time in accordance with the provisions set forth in the Reorganization Agreement.

                                                                      EXHIBIT A

                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                           ATMOS ENERGY CORPORATION
                                  AS AMENDED

                                  ARTICLE ONE

  Atmos Energy Corporation, pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, adopted Restated Articles of Incorporation, which accurately copied the Articles of Incorporation and all amendments thereto that were in effect to date and such Restated Articles of Incorporation contained no change in any provision thereof.

                                  ARTICLE TWO

  Such Restated Articles of Incorporation were adopted by resolution of the board of directors of the corporation on the 8th day of November, 1989.

                                 ARTICLE THREE

  The Restated Articles of Incorporation have been further amended pursuant to that certain Plan of Merger by and between Atmos Energy Corporation and United Cities Gas Company, an Illinois and Virginia corporation. The Articles of Incorporation and all amendments and supplements thereto as superseded by the Restated Articles of Incorporation and as amended pursuant to the Plan of Merger are as follows:

                                  ARTICLE I.

  The name of the corporation shall be Atmos Energy Corporation (the "Corporation").

                                  ARTICLE II.

  The purposes for which the Corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, including, but not limited to, the transportation and distribution of natural gas by pipeline as a public utility, except that with respect to the Commonwealth of Virginia, the Corporation may only conduct such business as is permitted to be conducted by a public service company engaged in the transportation and distribution of natural gas by pipeline.

                                 ARTICLE III.

  The Corporation is incorporated in the State of Texas and the Commonwealth of Virginia. The post office address of the registered office of this Corporation in the State of Texas is Three Lincoln Centre, Suite 1800, 5430 LBJ Freeway, Dallas, Texas 75240, and the registered agent for service of this Corporation at the same address is Glen A. Blanscet. The post office address of the registered office of this Corporation in the Commonwealth of Virginia is Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074, and the registered agent for service of this Corporation at the same address is Allen C. Goolsby, III, such registered agent being a resident of the Commonwealth of Virginia and a member of the Virginia State Bar.

                                  ARTICLE IV.

  The period of the Corporation's duration shall be perpetual.

                                  ARTICLE V.

  The Corporation shall not commence business until it has received for the shares consideration of the value of One Thousand Dollars ($1,000) consisting of money, labor done or property actually received.

                                  ARTICLE VI.

  1. Number of Directors. The number of directors constituting the present board of directors is fifteen (15); however, thereafter the number of directors constituting the Board of Directors shall be fixed by the Bylaws of the Corporation. No director shall be removed during his term of office except for cause and by the affirmative vote of the holders of seventy-five percent (75%) of the shares then entitled to vote at an election of directors. The names and addresses of the persons who are to serve as directors until the next annual meeting of the shareholders or until their successors are duly elected and qualified are as follows:

      NAME                                                     ADDRESS
      ----                                                     -------
      Travis W. Bain II............................. 2001 Coit Road,
                                                     Suite 130
                                                     Plano, TX 75075
      Dan Busbee.................................... 2200 Ross Avenue
                                                     Suite 2200
                                                     Dallas, TX 75201
      Richard W. Cardin............................. 107 Sheffield Court
                                                     Nashville, TN 37215
      Thomas J. Garland............................. Tusculum College
                                                     McCormick Hall, 1st Floor
                                                     Greeneville, TN 37743
      Gene C. Koonce................................ 5300 Maryland Way
                                                     Brentwood, TN 37027
      Vincent J. Lewis.............................. Meadows Office Complex
                                                     301 Route #17, North
                                                     Rutherford, NJ 07070
      Thomas C. Meredith............................ Western Kentucky University
                                                     Bowling Green, KY 42101
      Phillip E. Nichol............................. 301 Commerce
                                                     Suite 2800
                                                     Ft. Worth, TX 76102
      John W. Norris, Jr............................ P.O. Box 799900
                                                     Dallas, TX 75379
      James F. Purser............................... Three Lincoln Centre
                                                     Suite 1800
                                                     5430 LBJ Freeway
                                                     Dallas, TX 75240
      Carl S. Quinn................................. 14 East 75th Street, #8B
                                                     New York, NY 10021
      Lee E. Schlessman............................. 1301 Pennsylvania Street
                                                     Penn Center
                                                     Suite 800
                                                     Denver, CO 80203


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

      NAME                                                        ADDRESS
      ----                                                        -------
      Robert F. Stephens................................... Three Lincoln Centre
                                                            Suite 1800
                                                            5430 LBJ Freeway
                                                            Dallas, TX 75240
      Charles K. Vaughan................................... Three Lincoln Centre
                                                            Suite 1800
                                                            5430 LBJ Freeway
                                                            Dallas, TX 75240
      Richard Ware II...................................... Plaza One/Box One
                                                            Amarillo, TX 79105

  2. Election and Term. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Directors shall be elected by a majority vote of the shares of the Common Stock entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected by the shareholders to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                                 ARTICLE VII.

  1. Capitalization.

  The aggregate number of shares which the Corporation shall have the authority to issue is Seventy-Five Million (75,000,000) shares of Common Stock having no par value.

  2. Designation and Statement of Preferences, Limitations and Relative Rights of Common Stock.

  2.01 Subject to the provisions of law, including the Texas Business Corporation Act and the Virginia Stock Corporation Act and to the conditions set forth in any law, including resolution of the Board of Directors of the Corporation, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

  2.02 The holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes. In the exercise of its voting power, the Common Stock shall be entitled to one vote for each share held.

  3. Provisions Applicable to All Classes of Stock.

  3.01 Subject to applicable law, the Board of Directors may in its discretion issue from time to time authorized but unissued shares for such consideration as it may determine. The shareholders shall have no pre-emptive rights, as such holders, to purchase any shares or securities of any class which may at any time be sold or offered for sale by the Corporation.


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

  3.02 At each election for directors every shareholder entitled to vote at any meeting shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected. Cumulative voting of shares of stock in the election of directors or otherwise is hereby expressly prohibited.

  3.03 The Corporation shall be entitled to treat the person in whose name any share or other security is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares or other security on the part of any other person, whether or not the Corporation shall have notice thereof.

  4. Provisions Applicable to Certain Business Combinations.

  4.01 The affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of "Voting Stock" (as hereinafter defined) held by stockholders other than a "Substantial Shareholder" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any Substantial Shareholder; provided, however, that the seventy-five percent (75%) voting requirement shall not be applicable if either:

    (i) The "Continuing Directors" (as hereinafter defined) of the Corporation by the affirmative vote of at least a majority (a) have expressly approved in advance the acquisition of the outstanding shares of Voting Stock that caused such Substantial Shareholder to become a Substantial Shareholder, or (b) have expressly approved such Business Combination either in advance of or subsequent to such Substantial Shareholder's having become a Substantial Shareholder; or

    (ii) The cash or fair market value (as determined by at least a majority of the Continuing Directors) of the property, securities or other consideration to be received per share by holders of Voting Stock of the Corporation in the Business Combination is not less than the "Highest Per Share Price" or the "Highest Equivalent Price" (as these terms are hereinafter defined) paid by the Substantial Shareholder in acquiring any of its holdings of the Corporation's Voting Stock.

  4.02 For purposes of this paragraph 4 of Article VII:

    (i) The term "Business Combination" shall include, without limitation,
  (a) any merger or consolidation of the Corporation, or any entity controlled by or under common control with the Corporation, with or into any Substantial Shareholder, or any entity controlled by or under common control with the Substantial Shareholder, (b) any merger or consolidation of a Substantial Shareholder, or any entity controlled by or under common control with the Corporation, (c) any sale, lease, exchange, transfer or other disposition of all or substantially all of the property and assets of the Corporation, or any entity controlled by or under common control with the Corporation, to a Substantial Shareholder, or any entity controlled by or under common control with the Substantial Shareholder, (d) any purchase, lease, exchange, transfer or other acquisition of all or substantially all of the property and assets of a Substantial Shareholder or any entity controlled by or under common control with the Corporation, (e) any recapitalization of the Corporation that would have the effect of increasing the voting power of a Substantial Shareholder, and (f) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

    (ii) The term "Substantial Shareholder" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect at the date of the adoption hereof), "Beneficially Owns" (as defined in Rule 13d-3 of the Exchange Act) an aggregate of 10 percent or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

    (iii) Without limitation, any share of Voting Stock of the Corporation that any Substantial Shareholder has the right to acquire at any time (notwithstanding that Rule 13d-3 of the Exchange Act deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by the Substantial Shareholder and to be outstanding for purposes of clause (ii) above.

    (iv) For the purposes of subparagraph 4.01(ii) of this paragraph 4 of
  Article VII, the term "other consideration to be received" shall include, without limitation, Common Stock or other capital stock of the Corporation retained by its existing stockholders other than Substantial Shareholders or other parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving corporation.

    (v) The term "Voting Stock" shall mean all of the outstanding shares of Common Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proposition of the votes entitled to be cast by such shares.

    (vi) The term "Continuing Director" shall mean a Director who was a member of the Board of Directors of the Corporation immediately prior to the time that the Substantial Shareholder involved in a Business Combination became a Substantial Shareholder.

    (vii) A Substantial Shareholder shall be deemed to have acquired a share of the Voting Stock of the Corporation at the time when such Substantial Shareholder became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is attributed to a Substantial Shareholder under the foregoing definition of Substantial Shareholder, if the price is paid by such Substantial Shareholder for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of
  (a) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (b) the market price of the shares in question at the time when the Substantial Shareholder became the Beneficial Owner thereof.

    (viii) The terms "Highest Per Share Price" and "Highest Equivalent Price" as used in this paragraph 4 of Article VII shall mean the highest price that can be determined to have been paid at any time by the Substantial Shareholder for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Corporation issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Corporation the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent to the highest price that can be determined to have been paid at any time by the Substantial Shareholder for any share or shares of any class or series of capital stock of the Corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by the Substantial Shareholder shall be taken into account regardless of whether the shares were purchased before or after the Substantial Shareholder became a Substantial Shareholder. The Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Substantial Shareholder with respect to the shares of capital stock of the Corporation acquired by the Substantial Shareholder. In the case of any Business Combination with a Substantial Shareholder, the Continuing Directors shall determine the Highest Per Share Price or the Highest Equivalent Price for each class and series of the capital stock of the Corporation.

  4.03 The provisions set forth in this paragraph 4 of Article VII may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of Voting Stock (as defined in this Article VII) of the Corporation at a meeting of the shareholders duly called for the consideration of such amendment, alteration, change or repeal; provided, however, that if there is a Substantial Shareholder (as defined in this Article VII), such action must also be approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of Voting Stock held by the shareholders other than the Substantial Shareholder.

                                 ARTICLE VIII.

  The power to alter, amend or repeal the Corporation's bylaws, and to adopt new bylaws, is hereby vested in the Board of Directors, subject, however, to repeal or change by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares entitled to vote thereon.

                                  ARTICLE IX.

  The Corporation shall indemnify, to the fullest extent permitted by law, any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, or, while such person was a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorney's fees) actually incurred by such person in connection with such action, suit, or proceeding. In addition to the foregoing, the Corporation shall, upon request of any such person described above and to the fullest extent permitted by law, pay or reimburse the reasonable expenses incurred by such person in any action, suit, or proceeding described above in advance of the final disposition of such action, suit, or proceeding.

                                  ARTICLE X.

  No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director, except for liability for (i) a breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of a director is expressly provided by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend. If the laws of the State of Texas or the Commonwealth of Virginia are hereafter amended to authorize corporate action further eliminating or limiting the personal liability of a director of the Corporation, then the liability of a director of the Corporation shall thereupon automatically be eliminated or limited to the fullest extent permitted by the laws of the State of Texas and the Commonwealth of Virginia. Any repeal or modification of this
Article X by the shareholders of the Corporation shall not adversely affect any right or protection of a director existing at the time of such repeal or modification with respect to such events or circumstances occurring or existing prior to such time.





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